Exhibit 10.72


                                   195,000,000

                                CREDIT AGREEMENT

                                      among

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                  as Borrower,

                         THE LENDERS IDENTIFIED HEREIN,

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent

                                       AND

                               FLEET NATIONAL BANK
                             as Documentation Agent

                          DATED AS OF DECEMBER 19, 2002


                         BANC OF AMERICA SECURITIES LLC,
                   as Sole Lead Arranger and Sole Book Manager

                                TABLE OF CONTENTS
                                -----------------


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS...................................1
         1.1      Definitions.................................................1
                  -----------
         1.2      Computation of Time Periods and Other
                  Definitional Provisions....................................16
                  -----------------------
         1.3      Accounting Terms/Calculation of
                  Financial Covenants........................................16
                  -------------------
         1.4      Time.......................................................16
                  ----
         1.5      Rounding of Financial Covenants............................16
                  -------------------------------
         1.6      References to Agreements and Requirement of Laws...........17
                  ------------------------------------------------

SECTION 2  CREDIT FACILITY...................................................17
         2.1      Revolving Loans............................................17
                  ---------------
         2.2      Letter of Credit Subfacility...............................18
                  ----------------------------
         2.3      Continuations and Conversions..............................25
                  -----------------------------
         2.4      Minimum Amounts............................................26
                  ---------------

SECTION 3  GENERAL PROVISIONS APPLICABLE TO REVOLVING LOANS..................26
         3.1      Interest...................................................26
                  --------
         3.2      Payments Generally.........................................27
                  ------------------
         3.3      Prepayments................................................28
                  -----------
         3.4      Fees.......................................................29
                  ----
         3.5      Payment in full at Maturity................................29
                  ---------------------------
         3.6      Computations of Interest and Fees..........................30
                  ---------------------------------
         3.7      Pro Rata Treatment.........................................30
                  ------------------
         3.8      Sharing of Payments........................................31
                  -------------------
         3.9      Capital Adequacy...........................................32
                  ----------------
         3.10     Eurodollar Provisions......................................32
                  ---------------------
         3.11     Illegality.................................................32
                  ----------
         3.12     Requirements of Law; Reserves on Eurodollar Loans..........33
                  -------------------------------------------------
         3.13     Taxes......................................................33
                  -----
         3.14     Compensation...............................................36
                  ------------
         3.15     Determination and Survival of Provisions...................36
                  ----------------------------------------

SECTION 4  CONDITIONS PRECEDENT TO CLOSING...................................37
         4.1      Closing Conditions.........................................37
                  ------------------

SECTION 5  CONDITIONS TO ALL EXTENSIONS OF CREDIT............................39
         5.1      Funding Requirements.......................................39
                  --------------------

SECTION 6  REPRESENTATIONS AND WARRANTIES....................................40
         6.1      Organization and Good Standing.............................40
                  ------------------------------
         6.2      Due Authorization..........................................40
                  -----------------
         6.3      No Conflicts...............................................40
                  ------------
         6.4      Consents...................................................40
                  --------
         6.5      Enforceable Obligations....................................41
                  -----------------------
         6.6      Financial Condition........................................41
                  -------------------
         6.7      No Material Change.........................................41
                  ------------------
         6.8      No Default.................................................41
                  ----------

         6.9      Litigation.................................................41
                  ----------
         6.10     Taxes......................................................41
                  -----
         6.11     Compliance with Law........................................42
                  -------------------
         6.12     ERISA......................................................42
                  -----
         6.13     Use of Proceeds; Margin Stock..............................43
                  -----------------------------
         6.14     Government Regulation......................................43
                  ---------------------
         6.15     Solvency...................................................43
                  --------
         6.16     Disclosure.................................................43
                  ----------
         6.17     Environmental Matters......................................44
                  ---------------------
         6.18     Material Leases............................................44
                  ---------------
         6.19     Material Lease Interest Payments and Discount Rate.........44
                  --------------------------------------------------

SECTION 7  AFFIRMATIVE COVENANTS.............................................44
           ---------------------
         7.1      Information Covenants......................................44
                  ---------------------
         7.2      Financial Covenants........................................46
                  -------------------
         7.3      Preservation of Existence and Franchises...................46
                  ----------------------------------------
         7.4      Books and Records..........................................47
                  -----------------
         7.5      Compliance with Law........................................47
                  -------------------
         7.6      Payment of Taxes and Other Indebtedness....................47
                  ---------------------------------------
         7.7      Insurance..................................................47
                  ---------
         7.8      Performance of Obligations.................................47
                  --------------------------
         7.9      Use of Proceeds............................................48
                  ---------------
         7.10     Audits/Inspections.........................................48
                  ------------------

SECTION 8  NEGATIVE COVENANTS................................................48
           ------------------
         8.1      Nature of Business.........................................48
                  ------------------
         8.2      Consolidation and Merger...................................48
                  ------------------------
         8.3      Sale or Lease of Assets....................................48
                  -----------------------
         8.4      Affiliate Transactions.....................................49
                  ----------------------
         8.5      Liens......................................................49
                  -----
         8.6      Accounting Changes.........................................50
                  ------------------

SECTION 9  EVENTS OF DEFAULT.................................................50
           -----------------
         9.1      Events of Default..........................................50
                  -----------------
         9.2      Acceleration; Remedies.....................................52
                  ----------------------
         9.3      Allocation of Payments After Event of Default..............53
                  ---------------------------------------------

SECTION 10  AGENCY PROVISIONS................................................54
         10.1     Appointment and Authorization of Administrative Agent......54
                  -----------------------------------------------------
         10.2     Delegation of Duties.......................................55
                  --------------------
         10.3     Liability of Administrative Agent..........................55
                  ---------------------------------
         10.4     Reliance by Administrative Agent...........................55
                  --------------------------------
         10.5     Notice of Default..........................................56
                  -----------------
         10.6     Credit Decision; Disclosure of Information by the
                  Administrative Agent.......................................56
                  --------------------
         10.7     Indemnification of Administrative Agent....................57
                  ---------------------------------------
         10.8     Administrative Agent in its Individual Capacity............57
                  -----------------------------------------------
         10.9     Successor Administrative Agent.............................58
                  ------------------------------
         10.10    Administrative Agent May File Proofs of Claim..............58
                  ---------------------------------------------
         10.11    Other Agents; Arrangers and Managers.......................59
                  ------------------------------------

SECTION 11  MISCELLANEOUS....................................................59
         11.1     Notices and Other Communications; Facsimile Copies.........59
                  --------------------------------------------------
         11.2     Right of Set-Off...........................................60
                  ----------------
         11.3     Successors and Assigns.....................................61
                  ----------------------
         11.4     No Waiver; Remedies Cumulative.............................64
                  ------------------------------
         11.5     Attorney Costs, Expenses, Taxes and Indemnification
                  by Borrower................................................64
                  -----------
         11.6     Amendments, Waivers and Consents...........................66
                  --------------------------------
         11.7     Counterparts...............................................67
                  ------------
         11.8     Headings...................................................67
                  --------
         11.9     Survival of Indemnification and Representations
                  and Warranties.............................................67
                  --------------
         11.10    Governing Law; Venue; Jurisdiction.........................67
                  ----------------------------------
         11.11    Waiver of Jury Trial; Waiver of Consequential Damages......68
                  -----------------------------------------------------
         11.12    Severability...............................................68
                  ------------
         11.13    Further Assurances.........................................68
                  ------------------
         11.14    Confidentiality............................................68
                  ---------------
         11.15    Entirety...................................................69
                  --------
         11.16    Binding Effect; Continuing Agreement.......................69
                  ------------------------------------
         11.17    Regulatory Statement.......................................69
                  --------------------

SCHEDULES
---------

Schedule 1.1(a)               Pro Rata Shares
Schedule 1.1(c)               Existing Letters of Credit
Schedule 6.18                 Material Leases
Schedule 6.19                 Material Lease Interest Payments and Discount Rate
Schedule 11.1                 Notices


EXHIBITS
--------

Exhibit 2.1(b)                Form of Notice of Borrowing
Exhibit 2.1(e)                Form of Revolving Note
Exhibit 2.3                   Form of Notice of Continuation/Conversion
Exhibit 7.1(c)                Form of Compliance Certificate
Exhibit 11.3(b)               Form of Assignment and Assumption

                               CREDIT AGREEMENT


         THIS CREDIT AGREEMENT (this "Credit Agreement") is entered into as of December 19, 2002 among PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation, as Borrower, the Lenders and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

                                    RECITALS

         WHEREAS, the Borrower has requested the Lenders to provide a senior credit facility to the Borrower in an aggregate principal amount of $195,000,000; and

         WHEREAS, the Lenders party hereto have agreed to make the requested senior credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1      Definitions.
                  -----------

         The following terms shall have the meanings specified herein unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

                  "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

                  "Administrative Agent" means Bank of America or any successor administrative agent appointed pursuant to Section 10.9.

                  "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule
         11.1 or such other address or account with as the Administrative Agent may from time to time notify the Borrower and the Lenders.

                  "Administrative Fees" has the meaning set forth in Section 3.4(d).

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent-Related Persons" means the Administrative Agent, together with its Affiliates and the officers, directors, employees, agents and attorneys-in-fact of the Administrative Agent and its Affiliates.

                  "Applicable Percentage" means, for Eurodollar Loans, L/C Fees, Commitment Fees and Utilization Fees, the appropriate applicable percentages, in each case, corresponding to the Debt Rating in effect as of the most recent Calculation Date as shown below:


------- --------------- ------------------ ----------------- -----------------
                             Applicable
                           Percentage for      Applicable        Applicable
Pricing                   Eurodollar Rate    Percentage for    Percentage for
 Level    Debt Rating   Loans and L/C Fees  Commitment Fees   Utilization Fees
------- --------------- ------------------ ----------------- -----------------
        greater than equal
   I    to BBB+/Baa1           .875%              .10%             .125%

------- --------------- ------------------ ----------------- -----------------
  II      BBB/Baa2             1.00%              .15%             .125%
------- --------------- ------------------ ----------------- -----------------
 III      BBB-/Baa3           1.125%              .20%             .125%
------- --------------- ------------------ ----------------- -----------------
  IV      BB+/Ba1              1.25%              .25%             .250%
------- --------------- ------------------ ----------------- -----------------
        less than
   V      BB+/Ba1             .50%              .30%             .500%
------- --------------- ------------------ ----------------- -----------------

                  The Applicable Percentages shall be determined and adjusted on the date (each a "Calculation Date") one Business Day after the date on which the Borrower's Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable Pricing Level set forth above. If at any time there is a split in the Borrower's Debt Ratings between S&P and Moody's, the Applicable Percentages shall be determined by the lower of the two Debt Ratings (i.e. the higher pricing); provided that if the two Debt Ratings are more than one level apart, the Applicable Percentage shall be based on the Debt Rating which is one level higher than the lower rating. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Eurodollar Loans as well as any new Eurodollar Loans made.

                  "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Arranger" means Banc of America Securities LLC, together with its successors and/or assigns.

                  "Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit 11.3(b).

                  "Authorized Officer" means any of the president, chief executive officer, chief financial officer or treasurer of the Borrower.

                  "Bank of America" means Bank of America, N.A., together with its successors and/or assigns.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and
         (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate" (the "Prime Rate"). The Prime Rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means any Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" means Public Service Company of New Mexico, a New Mexico corporation, together with its successors and permitted assigns.

                  "Borrower Obligations" means, without duplication, all of the obligations of the Borrower to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Revolving Notes, or any of the other Credit Documents.

                  "Borrowing" means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Eurodollar Loans, having the same Interest Period made by each of the Lenders pursuant to
         Section 2.1.

                  "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by Law or other governmental action to close in New York, New York or Charlotte, North Carolina; provided that in the case of Eurodollar Loans such day is also a day on which dealings are conducted by and between banks in the London interbank market.

                  "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person; including, in each case, all warrants, rights or options to purchase any of the foregoing.

                  "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer.

                  "Change of Control" means the failure of PNM Resources, Inc., a New Mexico corporation, to own and control less than 100% of the Voting Stock of the Borrower.

                  "Closing Date" means the date of this Credit Agreement, which is the first date all the conditions precedent in Section 5.1 are satisfied or waived in accordance with Section 5.1.

                  "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Commitment" means, as to each Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.1 and (b) fund or purchase Participation Interests in L/C Obligations pursuant to
         Section 2.2, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the Revolving Committed Amount as set forth opposite such Lender's name on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

                  "Compensation Period" has the meaning set forth in Section 3.2(c)(ii).

                  "Compliance Certificate" means a fully completed and duly executed officer's certificate in the form of Exhibit 7.1(c), together with a Covenant Compliance Worksheet.

                  "Consolidated Capitalization" means the sum of (a) all of the shareholders' equity or net worth of the Borrower and its Subsidiaries, as determined in accordance with GAAP plus (b) Consolidated Indebtedness.

                  "Consolidated EBITDA" means, for any period, an amount equal to (a) Consolidated Net Income (excluding any extraordinary gains and extraordinary losses) for such period plus (b) an amount which in the determination of Consolidated Net Income for such period was deducted for (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense plus (c) non-cash items reducing Consolidated Net Income for such period less (d) non-cash items increasing Consolidated Net Income for such period.

                  "Consolidated Indebtedness" means, as of any date of determination, with respect to the Borrower and its Subsidiaries on a consolidated basis, an amount equal to all Indebtedness of the Borrower and its Subsidiaries as of such date.

                  "Consolidated Interest Expense" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, an amount equal to total interest expense of the Borrower and its

         Subsidiaries for such period (including, without limitation, all such interest expense accrued or capitalized during such period, whether or not actually paid during such period), as determined in accordance with GAAP.

                  "Consolidated Net Income" means the consolidated net income of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

                  "Contingent Obligation" means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent,
         (a) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Borrower and its Subsidiaries, the term Contingent Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

                  "Covenant Compliance Worksheet" shall mean a fully completed worksheet in the form of Attachment A to Exhibit 7.1(c).

                  "Credit Agreement" has the meaning set forth in the Preamble hereof.

                  "Credit Documents" means this Credit Agreement, the Revolving Notes, any Notice of Borrowing, any Notice of Continuation/Conversion, and any other document, agreement or instrument entered into or executed in connection with the foregoing.

                  "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

                  "Debt Rating" means the long term unsecured senior non-credit enhanced debt rating of the Borrower by S&P and Moody's.

                  "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Rate" means an interest rate equal to two percent (2%) plus the rate that otherwise would be applicable (or if no rate is applicable, the Base Rate plus two percent (2%) per annum).

                  "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Revolving Loan or purchase or fund a Participation Interest (but only for so long as such Revolving Loan is not made or such Participation Interest is not purchased or funded), (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person approved by the Administrative Agent, the L/C Issuer and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower and (iii) neither the Borrower nor any Subsidiary or Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law (collectively, "Claims"), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health or the environment.

                  "Environmental Laws" shall mean any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health or occupational safety or the environment, now or hereafter in effect and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

                  "ERISA Affiliate" means any Person (including any trade or business, whether or not incorporated) that would be deemed to be under "common control" with, or a member of the same "controlled group" as, the Borrower or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

                  "ERISA Event" means: (a) a Reportable Event with respect to a Plan or a Multiemployer Plan, (b) a complete or partial withdrawal by the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, or the receipt by the Borrower, any of its Subsidiaries or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
         Section 4041A of ERISA, (c) the distribution by the Borrower, any of its Subsidiaries or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (d) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower, any of its Subsidiaries or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (e) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Borrower, any of its Subsidiaries or any ERISA Affiliate to enforce
         Section 515 of ERISA, which is not dismissed within thirty (30) days,
         (f) the imposition upon the Borrower, any of its Subsidiaries or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (g) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Borrower, any of its Subsidiaries or any ERISA Affiliate, (h) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which the Borrower, any of its Subsidiaries or any ERISA Affiliate may be directly or indirectly liable, (i) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower, any of its Subsidiaries or any ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections or (j) the withdrawal of the Borrower, any of its Subsidiaries or any ERISA Affiliate from a Multiple Employer Plan during a play year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan.

                  "Eurodollar Loan" means a Revolving Loan bearing interest based at a rate determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Loan:

                                    (a) the rate per annum equal to the rate
                           determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                                    (b) if the rate referenced in the preceding
                           clause (i) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                                    (c) if the rates referenced in the preceding
                           clauses (i) and (ii) are not available, the rate per annum reasonably determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

                  "Event of Default" has the meaning set forth in Section 9.1.

                  "Exchange Act" means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

                  "Existing Credit Agreement" means that certain Credit Agreement, dated as of March 11, 1998, among the Borrower, the lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent, as previously amended, modified or supplemented prior to the Closing Date.

                  "Existing Letters of Credit" means the letters of credit set forth on Schedule 1.1(c).

                  "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

                  "Fee Letter" means that certain letter agreement, dated as of November 22, 2002, among the Borrower, Bank of America and the Arranger, as amended, modified, supplemented or restated from time to time.

                  "Financial Officer" means the chief financial officer, vice president-finance, principal accounting officer or treasurer of the Borrower.

                  "First Mortgage Bonds" means those first mortgage bonds issued pursuant to the FMB Indenture.

                  "FMB Indenture" means the Indenture of Mortgage and Deed of Trust, dated as of June 1, 1947, between the Borrower and The Bank of New York (formerly Irving Trust Company), as trustee thereunder, as supplemented and amended.

                  "Foreign Lender" has the meaning set forth in Section 3.13(f).

                  "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

                  "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) or that are promulgated by any Governmental Authority having appropriate jurisdiction.

                  "Government Acts" has the meaning set forth in Section 2.2(k).

                  "Governmental Authority" means any domestic or foreign nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any state dental board) and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Granting Lender" has the meaning specified in Section
         11.3(g).

                  "Hazardous Substances" means any substances or materials (a) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law, (b) that are defined by any Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous, (c) the presence of which require investigation or response under any Environmental Law, (d) that constitute a nuisance, trespass or health or safety hazard to Persons or neighboring properties, (e) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (f) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

                  "Hedging Agreements" means, collectively, interest rate protection agreements, equity index agreements, foreign currency exchange agreements, option agreements or other interest or exchange rate or commodity price hedging agreements.

                  "Indebtedness" means, with respect to any Person (without duplication), (a) all indebtedness and obligations of such Person for borrowed money or in respect of loans or advances of any kind, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not drawn or matured and in the stated amount thereof), (d) all obligations of such Person to pay the deferred purchase price of property or services, (e) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all obligations of such Person as lessee under leases that are or are required to be, in accordance with GAAP, recorded as capital leases, to the extent such obligations are required to be so recorded, (g) the net termination obligations of such Person under any Hedging Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date in accordance with the applicable rules under GAAP, (h) all Contingent Obligations of such Person, (i) all obligations and liabilities of such Person incurred in connection with any transaction or series of transactions providing for the financing of assets through one or more securitizations or in connection with, or pursuant to, any synthetic lease or similar off-balance sheet financing, (j) the aggregate amount of uncollected accounts receivable of such Person subject at the time of determination to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP), (k) all obligations, contingent or otherwise, under the Material Leases and (l) all indebtedness referred to in clauses (a) through (k) above secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.5(b).

                  "Indemnitees" has the meaning set forth in Section 11.5(b).

                  "Insured Series First Mortgage Bonds" means First Mortgage Bonds in the aggregate principal amount of $111,000,000 pledged by the Borrower to secure guarantees of $111,000,000 principal amount of pollution control revenue bonds issued by the City of Farmington, New Mexico, for the benefit of the Borrower, which pollution control revenue bonds are also supported by a municipal bond insurance policy issued by AMBAC Indemnity Corporation.

                  "Interest Payment Date" means, (a) as to any Eurodollar Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any Base Rate Loan, the last Business Day of each fiscal quarter of the Borrower and the Maturity Date.

                  "Interest Period" means, as to each Eurodollar Loan, the period commencing on the date such Eurodollar Loan is disbursed or converted to or continued as a Eurodollar Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Notice of Borrowing or Notice of Continuation/Conversion; provided that:

                           (a) any Interest Period that would otherwise end on a
                  day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                           (b) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (c) no Interest Period shall extend beyond the
                  Maturity Date.


                  "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

                  "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof, the extension of the expiry date thereof, the renewal or increase of the amount thereof or any extension of credit resulting from a drawing thereunder that has not been reimbursed.

                  "L/C Fees" has the meaning set forth in Section 3.4(c).

                  "L/C Fronting Fee" has the meaning set forth in Section
         2.2(i).

                  "L/C Issuer" means (a) solely with respect to the Existing Letters of Credit, J.P. Morgan Chase Bank in its capacity as issuer of such Existing Letters of Credit and (b) with respect to all other Letters of Credit, Bank of America in its capacity as issuer of such Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

                  "L/C Obligations" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under any Letter of Credit.

                  "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

                  "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

                  "Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit.

                  "Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

                  "Letter of Credit Expiration Date" means the day that is ten days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

                  "Letter of Credit Sublimit" means an amount equal to FIFTY MILLION DOLLARS ($50,000,000). The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Committed Amount.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), preference, priority, charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, capital lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

                  "Mandatory Borrowing" has the meaning set forth in Section 2.2(d).

                  "Margin Stock" has the meaning ascribed to such term in Regulation U.

                  "Material Adverse Change" means a material adverse change in the condition (financial or otherwise), operations, business, performance, properties or assets of the Borrower and its Subsidiaries, taken as a whole.

                  "Material Adverse Effect" means a material adverse effect upon
         (a) the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform its obligations under this Credit Agreement or any of the other Credit Documents or (c) the legality, validity or enforceability of this Credit Agreement or any of the other Credit Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

                  "Material Lease" means any lease to the Borrower of its leasehold interests in (i) Unit 1 or Unit 2, and related common facilities, of the Palo Verde Nuclear Generating Station or (ii) the electric transmission line, and related facilities, known as the Eastern Interconnection Project, including, without limitation, any lease set forth on Schedule 6.18 hereto.

                  "Maturity Date" means December 18, 2003.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Multiemployer Plan" means any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which the Borrower, any of its Subsidiaries or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

                  "Multiple Employer Plan" means a Single Employer Plan to which the Borrower, any of its Subsidiaries or any ERISA Affiliate and at least one employer other than the Borrower, any of its Subsidiaries or any ERISA Affiliate are contributing sponsors.

                  "Nonrenewal Notice Date" has the meaning set forth in Section 2.2(b)(iii).

                  "Notice of Borrowing" means a request by the Borrower for a Revolving Loan in the form of Exhibit 2.1(b).

                  "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.3.

                  "Other Taxes" has the meaning set forth in Section 3.13(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

                  "Participant" has the meaning set forth in Section 11.3(d).

                  "Participation Interest" means (a) the purchase by a Lender of a participation in Letters of Credit or L/C Obligations as provided in
         Section 2.2 or (b) the purchase by a Lender of a participation in any Revolving Loan as provided in Section 3.8.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

                  "Plan" means any "employee benefit plan" (within the meaning of Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any of its Subsidiaries or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of
         Section 3(5) of ERISA.

                  "Prime Rate" has the meaning set forth in the definition of Base Rate in this Section 1.1.

                  "Pro Rata Share" means, with respect to each Lender at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender at such time and the denominator of which is the amount of the Revolving Committed Amount at such time; provided that if the Commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.2 or otherwise, then the Pro Rata Share of each Lender shall be determined based on such Lender's percentage ownership of the sum of the aggregate amount of outstanding Revolving Loans plus the aggregate amount of outstanding L/C Obligations. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 1.1(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

                  "Prohibited Transaction" means any transaction described in
         (a) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (b) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

                  "Property" means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Register" has the meaning set forth in Section 11.3(c).

                  "Regulations T, U and X" means Regulations T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

                  "Reportable Event" means (a) any "reportable event" within the meaning of Section 4043(c) of ERISA for which the notice under Section 4043(a) of ERISA has not been waived by the PBGC (including any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (b) any such "reportable event" subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (c) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (d) a cessation of operations described in Section 4062(e) of ERISA.

                  "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then there shall be excluded from the determination of Required Lenders the aggregate principal amount of Credit Exposure of such Lender at such time. For purposes of the preceding sentence, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Pro Rata Share of such Lender of the Revolving Committed Amount multiplied by the Revolving Committed Amount and (b) at any time after the termination of the Commitments, the sum of (i) the principal balance of the outstanding Revolving Loans of such Lender plus (ii) such Lender's Participation Interests in the face amount of the outstanding Letters of Credit.

                  "Requirement of Law" means, with respect to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Credit Agreement and the other Credit Documents.

                  "Responsible Officer" means the president, the chief executive officer, the co-chief executive officer, the chief financial officer, any executive officer, vice president-finance, principal accounting officer or treasurer of the Borrower, and any other officer or similar official thereof responsible for the administration of the obligations of the Borrower in respect of this Credit Agreement and the other Credit Documents.

                  "Revolving Committed Amount" means ONE HUNDRED NINETY-FIVE MILLION DOLLARS ($195,000,000) or such lesser amount, as it may be reduced from time to time in accordance with Section 2.1(d).

                  "Revolving Loans" or "Loans" has the meaning set forth in
         Section 2.1(a).

                  "Revolving Notes" or "Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(e).

                  "S&P" means Standard & Poor's Rating Service, a division of The McGraw-Hill Companies, Inc. and its successors.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or Multiple Employer Plan.

                  "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, Contingent Obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Obligations, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.

                  "SPC" has the meaning set forth in Section 11.3(g).

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time. Any reference to Subsidiary herein, unless otherwise identified, shall mean a Subsidiary, direct or indirect, of the Borrower. Any reference to a Subsidiary of the Borrower herein shall not include any Subsidiary that is inactive, has minimal or no assets and does not generate revenues.

                  "Taxes" has the meaning set forth in Section 3.13(a).

                  "3838 Securization" means the electric and gas accounts receivable securitization program which is the subject of New Mexico Public Regulation Commission in Case 3838.

                  "Total Assets" means all assets of the Borrower as shown on its most recent quarterly consolidated balance sheet, as determined in accordance with GAAP.

                  "Type" means, with respect to a Revolving Loan, its character as a Base Rate Loan or a Eurodollar Loan.

                  "Unused Revolving Commitment" means, for any date of determination, the amount by which (a) the aggregate Revolving Committed Amount on such date exceeds (b) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations on such date.

         "Utilization Fees" has the meaning set forth in Section 3.4(b).

                  "Voting Stock" means the Capital Stock of a Person that is then outstanding and normally entitled to vote in the election of directors and other securities of such Person convertible into or exercisable for such Capital Stock (whether or not such securities are then currently convertible or exercisable).

         1.2      Computation of Time Periods and Other Definitional Provisions.
                  -------------------------------------------------------------

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3      Accounting Terms/Calculation of Financial Covenants.
                  ---------------------------------------------------

         Except as otherwise expressly provided herein, all accounting terms used herein or incorporated herein by reference shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. Notwithstanding anything to the contrary in this Credit Agreement, for purposes of calculation of the financial covenants set forth in Section 7.2, all accounting determinations and computations thereunder shall be made in accordance with GAAP as in effect as of the date of this Credit Agreement applied on a basis consistent with the application used in preparing the most recent financial statements of the Borrower referred to in Section 4.1(d). In the event that any changes in GAAP after such date are required to be applied to the Borrower and would affect the computation of the financial covenants contained in Section 7.2, such changes shall be followed only from and after the date this Credit Agreement shall have been amended to take into account any such changes.

         1.4      Time.
                  ----

         All references to time herein shall be references to Central Standard Time or Central Daylight time, as the case may be, unless specified otherwise.

         1.5      Rounding of Financial Covenants.
                  -------------------------------

         Any financial ratios required to be maintained by the Borrower pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.6      References to Agreements and Requirement of Laws.
                  ------------------------------------------------

         Unless otherwise expressly provided herein: (a) references to organization documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.


                                    SECTION 2

                                 CREDIT FACILITY

         2.1      Revolving Loans.
                  ---------------

                  (a) Revolving Loan Commitment. Subject to the terms and conditions set forth herein, each Lender severally agrees to make revolving loans (each a "Revolving Loan" or "Loan" and collectively the "Revolving Loans" or "Loans") in Dollars to the Borrower, at any time and from time to time, during the period from and including the Closing Date to but not including the Maturity Date (or such earlier date if the Commitments have been terminated as provided herein); provided, however, that after giving effect to any Borrowing (i) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations shall not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations of such Lender shall not exceed such Lender's Pro Rata Share of the Revolving Committed Amount. Subject to the terms of this Credit Agreement (including Section 3.3), the Borrower may borrow, repay and reborrow Revolving Loans.

                  (b) Method of Borrowing for Revolving Loans. By no later than 11:00 a.m. (i) on the date of the requested Borrowing of Revolving Loans that will be Base Rate Loans and (ii) three Business Days prior to the date of the requested Borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of Exhibit

         2.1(b) to the Administrative Agent setting forth (A) the amount requested, (B) the date of the requested Borrowing, (C) the Type of Revolving Loan, (D) with respect to Revolving Loans that will be Eurodollar Loans, the Interest Period applicable thereto, and (E) certification that the Borrower has complied in all respects with
         Section 5. If the Borrower shall fail to specify (1) an Interest Period in the case of a Eurodollar Loan, then such Eurodollar Loan shall be deemed to have an Interest Period of one month or (2) the Type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan. All Revolving Loans made on the Closing Date shall be Base Rate Loans. Thereafter, all or any portion of the Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 2.3.

                  (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each such Lender shall make its Pro Rata Share of the requested Revolving Loans available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Notice of Borrowing. Upon satisfaction of the conditions set forth in
         Section 5, the amount of the requested Revolving Loans will then be made available to the Borrower by the Administrative Agent either by
         (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

                  (d) Reductions of Revolving Committed Amount. Upon at least three Business Days' notice, the Borrower shall have the right to permanently terminate or reduce the aggregate unused amount of the Revolving Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $5,000,000 and in integral multiples of $1,000,000 above such amount and (ii) no reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations. Any reduction in (or termination of) the Revolving Committed Amount shall be permanent and may not be reinstated.

                  (e) Revolving Notes. The Revolving Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to such Lender in substantially the form of Exhibit 2.1(e).

         2.2      Letter of Credit Subfacility.
                  ----------------------------

                  (a)      The Letter of Credit Commitment.

                           (i) Subject to the terms and conditions set forth
                  herein and other terms and conditions that the L/C Issuer may reasonably require, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this
                  Section 2.2, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue standby Letters of Credit in Dollars for the account of the Borrower and to amend Letters of Credit previously issued by it, in each case in accordance with subsection (b) below and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided, however, that after giving effect to the issuance of any Letter of Credit (1) the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations shall not exceed the Revolving Committed Amount, (2) with respect to each individual Lender, the sum of the aggregate principal amount of outstanding Revolving Loans of such Lender plus the aggregate principal amount of outstanding L/C Obligations of such Lender shall not exceed such Lender's Pro Rata Share of the Revolving Committed Amount and (3) the aggregate amount of L/C Obligations shall not at any time exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

                           (ii) The L/C Issuer shall not issue or amend any
                  Letter of Credit if:

                                    (A) any order, judgment or decree of any
                           Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                                    (B) the expiry date of such requested Letter
                           of Credit would occur more than twelve months after the date of issuance, unless the Required Lenders have approved such expiry date;

                                    (C) the expiry date of such requested Letter
                           of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                                    (D) the issuance of such Letter of Credit
                           would violate one or more policies of the L/C Issuer; or

                                    (E) such Letter of Credit is in an initial
                           amount less than $100,000 (unless otherwise agreed to by the L/C Issuer), is to be used for a purpose other than as permitted by Section 7.11, or is denominated in a currency other than Dollars.

                           (iii) The L/C Issuer shall be under no obligation to
                  amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                  (b) Procedures for Issuance and Amendment of Letters of
                      Credit.

                           (i) Each Letter of Credit shall be issued or amended,
                  as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. The Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as applicable. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day),
                  (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended, (2) the proposed date of amendment thereof (which shall be a Business
                  Day), (3) the nature of the proposed amendment and (4) such other matters as the L/C Issuer may require.

                           (ii) Promptly after receipt of any Letter of Credit
                  Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices.

                           (iii) If the Borrower so requests in any applicable
                  Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.2(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 5 is not then satisfied.

                           (iv) Promptly after its delivery of any Letter of
                  Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                  (c)      Participations.

                           (i) On the Closing Date, each Lender shall be deemed
                  to have purchased without recourse a risk participation from the L/C Issuer in each Existing Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the obligations under such Existing Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuer therefor and discharge when due, its Pro Rata Share of the obligations arising under such Existing Letter of Credit.

                           (ii) Each Lender, upon issuance of a Letter of
                  Credit, shall be deemed to have purchased without recourse a risk participation from the L/C Issuer in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Pro Rata Share of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the L/C Issuer therefor and discharge when due, its Pro Rata Share of the obligations arising under such Letter of Credit.

                  (d)    Reimbursement.

                           (i) In the event of any drawing under any Letter of
                  Credit, the L/C Issuer will promptly notify the Borrower. The Borrower shall reimburse the L/C Issuer on the day of drawing under any Letter of Credit either with the proceeds of a Revolving Loan obtained hereunder or otherwise in immediately available funds. If the Borrower shall fail to reimburse the L/C Issuer as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%).

                           (ii) Subsequent to a drawing under any Letter of
                  Credit, unless the Borrower shall immediately notify the L/C Issuer of its intent to otherwise reimburse the L/C Issuer, the Borrower shall be deemed to have requested a Base Rate Loan in the amount of the drawing as described herein, the proceeds of which will be used to satisfy the reimbursement obligations. On any day on which the Borrower shall be deemed to have requested a Revolving Loan borrowing to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made from all Lenders (without giving effect to any termination of the Commitments pursuant to Section 9.2 or otherwise) pro rata based on each Lender's respective Pro Rata Share and the proceeds thereof shall be paid directly to the L/C Issuer for application to the respective L/C Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (A) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder,
                  (B) the failure of any conditions specified in Section 5.2 to have been satisfied, (C) the existence of a Default or an Event of Default, (D) the failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder, (E) the date of such Mandatory Borrowing, or (F) any reduction in the Revolving Committed Amount or any termination of the Commitments.

                           (iii) In the event that any Mandatory Borrowing
                  cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Pro Rata Share in the outstanding L/C Obligations; provided, that in the event any Lender shall fail to fund its Pro Rata Share on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded participation interest therein shall bear interest payable to the L/C Issuer upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate. Simultaneously with the making of each such payment by a Lender to the L/C Issuer, such Lender shall, automatically and without any further action on the part of the L/C Issuer or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the L/C Issuer) in the related unreimbursed drawing portion of the L/C Obligation and in the interest thereon and shall have a claim against the Borrower with respect thereto. Any payment by the Lenders pursuant to this clause (iii) shall not relieve or otherwise impair the obligations of the Borrower to reimburse the L/C Issuer under a Letter of Credit.

                  (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances, including the following:

                           (i) any lack of validity or enforceability of such
                  Letter of Credit, this Credit Agreement, or any other agreement or instrument relating thereto;

                           (ii) the existence of any claim, counterclaim,
                  set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                           (iii) any draft, demand, certificate or other
                  document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                           (iv) any payment by the L/C Issuer under such Letter
                  of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                           (v) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

         The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

                  (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.2(e). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

                  (g) Cash Collateral. If, as of the Letter of Credit Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then aggregate principal amount of all L/C Obligations (in an amount equal to such aggregate principal amount determined as of the Letter of Credit Expiration Date). The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

                  (h) Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Requirement of Law & Practice (or such later version thereof as may be in effect at the time of issuance) and the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency
         (euro)) shall apply to each Letter of Credit.

                  (i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in an amount equal to 0.125% times the daily maximum amount available to be drawn under such Letter of Credit (the "L/C Fronting Fee"). The L/C Fronting Fee shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter of the Borrower (as well as on the Letter of Credit Expiration Date) for the fiscal quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the issuance of such Letter of Credit. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

                  (k) Indemnification of L/C Issuer.

                           (i) In addition to its other obligations under this
                  Credit Agreement, the Borrower hereby agrees to protect, indemnify, pay and hold the L/C Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the L/C Issuer may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the L/C Issuer to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between the Borrower and the L/C Issuer, the
                  Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. In the absence of gross negligence or willful misconduct, the L/C Issuer shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the L/C Issuer, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the L/C Issuer's rights or powers hereunder.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the L/C Issuer, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the L/ C Issuer under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the L/C Issuer against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The L/C Issuer shall not, in any way, be liable for any failure by the L/C Issuer or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the L/C Issuer.

                           (iv) Nothing in this subsection (l) is intended to
                  limit the reimbursement obligation of the Borrower contained in this Section 2.2. The obligations of the Borrower under this subsection (l) shall survive the termination of this Credit Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the L/ C Issuer to enforce any right, power or benefit under this Credit Agreement.

                  (l) Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

         2.3      Continuations and Conversions.
                  -----------------------------

         Subject to the terms below, the Borrower shall have the option, on any Business Day prior to the Maturity Date, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans. By no later than 11:00 a.m. (a) on the date of the requested conversion of a Eurodollar Loan to a Base Rate Loan and (b) three Business Days prior to the date of the requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Continuation/Conversion in the form of Exhibit 2.3, setting forth whether the Borrower wishes to continue or convert such Revolving Loans. Notwithstanding anything herein to the contrary, (A) except as provided in Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (B) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default and (C) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall be deemed a request to convert such Eurodollar Loan to a Base Rate Loan on the last day of the applicable Interest Period.

         2.4      Minimum Amounts.
                  ---------------

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof,
(b) each Base Rate Loan shall be in a minimum amount of $3,000,000 and in integral multiples of $100,000 in excess thereof (or the remaining amount of outstanding Revolving Loans) and (c) no more than five Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.4, separate Eurodollar Loans that begin and end on the same date, as well as Eurodollar Loans that begin and end on different dates, shall all be considered as separate Eurodollar Loans.


                                    SECTION 3

                          GENERAL PROVISIONS APPLICABLE
                               TO REVOLVING LOANS

         3.1      Interest.
                  --------

                  (a) Interest Rate. Subject to Sections 3.1(b), (i) all Base Rate Loans shall accrue interest at the Base Rate and (ii) all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                  (b) Default Rate of Interest. After the occurrence, and during the continuation, of an Event of Default, the principal of and, to the extent permitted by Law, interest on the Revolving Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at the Default Rate.

                  (c) Interest Payments. Interest on Revolving Loans shall be due and payable in arrears on each Interest Payment Date.

         3.2      Payments Generally.
                  ------------------

                  (a) No Deductions; Place and Time of Payments. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Payment Dates. Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

                  (c) Advances by Administrative Agent. Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

                           (i) if the Borrower failed to make such payment, each
                  Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

                           (ii) if any Lender failed to make such payment, such
                  Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Revolving Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to such Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

                  (d) Several Obligations. The obligations of the Lenders hereunder to make Revolving Loans and to fund or purchase Participation Interests are several and not joint. The failure of any Lender to make any Revolving Loan or to fund or purchase any Participation Interest on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Revolving Loan or fund or purchase its Participation Interest.

                  (e) Funding Offices. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Revolving Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Revolving Loan in any particular place or manner.

         3.3      Prepayments.
                  -----------

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay the Revolving Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) all prepayments under this Section 3.3(a) shall be subject to Section 3.14, (ii) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent, (iii) each such partial prepayment of Eurodollar Loans shall be in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000 and (iv) each such partial prepayment of Base Rate Loans shall be in the minimum principal amount of $500,000 and integral multiples of $100,000 or, in the case of clauses (iii) and (iv), if less than such minimum amounts, the entire principal amount thereof then outstanding. Amounts prepaid pursuant to this Section 3.3(a) shall be applied as the Borrower may elect based on the Lenders' Pro Rata Shares; provided, however, if the Borrower fails to specify, such prepayment shall be applied by the Administrative Agent, subject to Section 3.7, in such manner as it deems reasonably appropriate.

                  (b) Mandatory Prepayments. If at any time (i) the sum of the aggregate principal amount of Revolving Loans outstanding plus the aggregate principal amount of L/C Obligations outstanding exceeds the Revolving Committed Amount or (ii) the aggregate principal amount of L/C Obligations outstanding exceeds the Letter of Credit Sublimit, the Borrower shall immediately make a principal payment to the Administrative Agent and/or Cash Collateralize outstanding L/C Obligations in a manner, in an amount and in Dollars as is necessary to be in compliance with Sections 2.1 and 2.2, as applicable, and as directed by the Administrative Agent. All amounts required to be prepaid pursuant to this Section 3.3(b) shall be applied first to Base Rate Loans, second to Eurodollar Loans in direct order of Interest Period maturities and third to Cash Collateralize outstanding L/C Obligations. All prepayments pursuant to this Section 3.3(b) shall be subject to Section 3.14.

         3.4      Fees.
                  ----

                  (a) Commitment Fees. In consideration of the Revolving Committed Amount being made available by the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent, for the pro rata benefit of each Lender based on its Pro Rata Share, a per annum fee equal to the daily average sum of the Applicable Percentage for Commitment Fees for each day during the period of determination multiplied by the Unused Revolving Commitment for each such day (the "Commitment Fees"). The Commitment Fees shall commence to accrue on the Closing Date and shall be due and payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the fiscal quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the Closing Date.

                  (b) Utilization Fees. If at any time the aggregate principal amount of outstanding Revolving Loans exceeds an amount equal to thirty-three percent (33%) of the Revolving Committed Amount, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a utilization fee (the "Utilization Fees") equal to the product of (i) the average daily aggregate principal amount of outstanding Revolving Loans, calculated from the date the aggregate principal amount of outstanding Revolving Loans exceeds an amount equal to thirty-three percent (33%) of the Revolving Committed Amount but excluding the date the aggregate principal amount of outstanding Revolving Loans falls below an amount equal to thirty-three percent (33%), times (ii) a per annum percentage equal to the Applicable Percentage for Utilization Fees. The Utilization Fees shall be payable in arrears on the last Business Day of each fiscal quarter of the Borrower (as well as on the Maturity Date and on any date that the Revolving Committed Amount is reduced) for the fiscal quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the Closing Date.

                  (c) L/C Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a fee for each Letter of Credit equal to the Applicable Percentage for L/C Fees times the daily maximum amount available to be drawn under such Letter of Credit (the "L/C Fees"). The L/C Fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter of the Borrower (as well as on the Letter of Credit Expiration Date) for the fiscal quarter (or portion thereof) then ending, beginning with the first of such dates to occur after the issuance of such Letter of Credit.

                  (d) Administrative Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent (the "Administrative Fees") in the Fee Letter.

         3.5      Payment in full at Maturity.
                  ---------------------------

         On the Maturity Date, the entire outstanding principal balance of all Revolving Loans, together with accrued but unpaid interest and all fees and other sums owing under the Credit Documents, shall be due and payable in full, unless accelerated sooner pursuant to Section 9.2; provided that if the Maturity Date is not a Business Day, then such principal, interest, fees and other sums shall be due and payable in full on the next preceding Business Day.

         3.6      Computations of Interest and Fees.
                  ---------------------------------

                  (a) Calculation of Interest. Except for Base Rate Loans that are based upon the Prime Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and including the first date of Borrowing (or continuation or conversion) to but excluding the last day occurring in the period for which such interest is payable.

                  (b) Usury. It is the intent of the Lenders and the Borrower to conform to and contract in strict compliance with applicable usury Law from time to time in effect. All agreements between the Lenders and the Borrower are hereby limited by the provisions of this subsection which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Borrower Obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Revolving Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable Law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this subsection and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable Law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Revolving Loans under applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Revolving Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Revolving Loans. The right to demand payment of the Revolving Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Revolving Loans shall, to the extent permitted by applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Revolving Loans so that the amount of interest on account of the Revolving Loans does not exceed the maximum nonusurious amount permitted by applicable Law.

         3.7      Pro Rata Treatment.
                  ------------------

         Except to the extent otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Revolving Loan, each L/C Credit Extension, each payment of interest, each payment of fees (other than administrative fees paid to the Administrative Agent and fronting, documentary and processing fees paid to the L/C Issuer), each conversion or continuation of any Revolving Loans and each reduction in the Revolving Committed Amount, shall be allocated pro rata among the relevant Lenders in accordance with their Pro Rata Shares; provided that, if any Lender shall have failed to pay its Pro Rata Share of any Revolving Loan or fund or purchase its Participation Interest, then any amount to which such Lender would otherwise be entitled pursuant to this
Section 3.7 shall instead be payable to the Administrative Agent until the share of such Revolving Loan or such Participation Interest not funded or purchased by such Lender has been repaid. In the event any principal, interest, fee or other amount paid to any Lender pursuant to this Credit Agreement or any other Credit Document is rescinded or must otherwise be returned by the Administrative Agent,
(a) such principal, interest, fee or other amount that had been satisfied by such payment shall be revived, reinstated and continued in full force and effect as if such payment had not occurred and (b) such Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to the Federal Funds Rate if repaid within two (2) Business Days after such request and thereafter the Base Rate.

         3.8      Sharing of Payments.
                  -------------------

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Revolving Loan, any L/C Obligations or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable Debtor Relief Law or other similar Law or otherwise, or by any other means, in excess of its Pro Rata Share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Revolving Loans, L/C Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their Pro Rata Shares. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be returned, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise returned. The Borrower agrees that (a) any Lender so purchasing such a participation may, to the fullest extent permitted by Law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Revolving Loan, L/C Obligations or other obligation in the amount of such participation and (b) the Borrower Obligations that have been satisfied by a payment that has been rescinded or otherwise returned shall be revived, reinstated and continued in full force and effect as if such payment had not occurred. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable Debtor Relief Law or other similar Law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9      Capital Adequacy.

         If any Lender determines that the introduction after the Closing Date of any Law, rule or regulation or other Requirement of Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

         3.10     Eurodollar Provisions.

                  If the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan or a conversion to or continuation thereof that (i) deposits in Dollars are not being offered to banks in the applicable offshore interbank market for the applicable amount and Interest Period of such Eurodollar Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Loan, or (iii) the Eurodollar Rate for such Eurodollar Loan in such does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly notify the Borrower and the Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or Notice of Continuation/Conversion with respect to Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of or, to the extent permitted hereunder, conversion into a Base Rate Loan in the amount specified therein.

         3.11     Illegality.

         If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of Dollars in the London interbank market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand to the Borrower from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted, together with any amounts due with respect thereto pursuant to Section 3.14.

         3.12     Requirements of Law; Reserves on Eurodollar Loans.
                  -------------------------------------------------

                  (a) Changes in Law. If any Lender determines that as a result of the introduction of or any change in, or in the interpretation of, any Requirement of Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.12 any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.13 shall govern) and (ii) reserve requirements contemplated by subsection (b) below), then from time to time, upon demand of such Lender (through the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in yield.

                  (b) Reserves. The Borrower shall pay to each Lender (to the extent such Lender has not otherwise been compensated therefor hereunder), as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits (currently known as "Eurodollar liabilities"), additional interest on the unpaid principal amount of each Eurodollar Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent demonstrable error), which shall be due and payable on each date on which interest is payable on such Loan; provided that the Borrower shall have received at least 15 days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

         3.13     Taxes.
                  -----

                  (a) Payment of Taxes. Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any

         Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender, if applicable) the original or a certified copy of a receipt evidencing payment thereof, to the extent such receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

                  (b) Additional Taxes. In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

                  (c) No Deduction for Taxes. If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Indemnification. The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13(d)) paid by the Administrative Agent and such Lender, and (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

                  (e) Exemption from Taxes. In the case of any payment hereunder or under any other Credit Document by or on behalf of the Borrower through an account or branch outside the United States, or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

                  (f) Foreign Lenders. Each Lender that is a foreign corporation, foreign partnership or foreign trust within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement), as appropriate, or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities), as appropriate, as may reasonably be requested by the Borrower or the Administrative Agent and then be available under then current United States Laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Borrower make any deduction or withholding for taxes from amounts payable to such Lender. If the forms or other evidence provided by such Lender at the time such Lender first becomes a party to this Credit Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of any assignment pursuant to which a Lender becomes a party to this Credit Agreement, the assignor Lender was entitled to payments under Section 3.13(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the assignee Lender on such date. If such Lender fails to deliver the above forms or other evidence, then the Administrative Agent may withhold from any interest payment to such Lender an amount equal to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 3.13(f), and costs and expenses (including the reasonable fees and expenses of legal counsel) of the Administrative Agent. For any period with respect to which a Lender has failed to provide the Borrower with the above forms or other evidence (other than if such failure is due to a change in the applicable Law, or in the interpretation or application thereof, occurring after the date on which such form or other evidence originally was required to be provided or if such form or other evidence otherwise is not required), such Lender shall not be entitled to indemnification under subsection
         (a) or (c) of this Section 3.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver such form or other evidence required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes. The obligation of the Lenders under this Section 3.13(f) shall survive the payment of all Borrower Obligations and the resignation or replacement of the Administrative Agent.

                  (g) Reimbursement. In the event that an additional payment is made under Section 3.13(a) or (c) for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

         3.14     Compensation.
                  ------------

         Upon the written demand of any Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Eurodollar Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by a Borrower (for a reason other than the failure of such Lender to make a Eurodollar Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount previously requested by such Borrower.

The amount each such Lender shall be compensated pursuant to this Section 3.14 shall include, without limitation, (i) any loss incurred by such Lender in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be and (ii) any reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel) incurred and reasonably attributable thereto.

         For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

         3.15     Determination and Survival of Provisions.
                  ----------------------------------------

         All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto and all amounts owing thereunder shall be due and payable within ten Business Days of demand therefor. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Section 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all Borrower Obligations.


                                    SECTION 4

                         CONDITIONS PRECEDENT TO CLOSING

         4.1      Closing Conditions.
                  ------------------

         The obligation of the Lenders to enter into this Credit Agreement and make the initial Revolving Loans is subject to satisfaction of the following conditions:

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of duly executed copies of: (i) this Credit Agreement, (ii) the Revolving Notes, and (iii) all other Credit Documents, each in form and substance reasonably acceptable to the Lenders in their sole discretion.

                  (b) Authority Documents. Receipt by the Administrative Agent of the following:

                           (i) Organizational Documents. Copies of the articles
                  of incorporation of the Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and copies of the bylaws of the Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the Closing Date.

                           (ii) Resolutions. Copies of resolutions of the board
                  of directors of the Borrower approving and adopting this Credit Agreement and the other Credit Documents to which it is a party, the transactions contemplated herein and therein and authorizing execution and delivery hereof and thereof, certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct and in full force and effect as of the Closing Date.

                           (iii) Good Standing. Copies of certificates of good
                  standing, existence or its equivalent with respect to the Borrower certified as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation.

                           (iv) Incumbency. An incumbency certificate of the
                  Borrower certified by a secretary or assistant secretary (or the equivalent) of the Borrower to be true and correct as of the Closing Date.

                  (c) Opinions of Counsel. Receipt by the Administrative Agent of opinions of counsel from outside counsel to the Borrower, in form and substance acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders and dated as of the Closing Date.

                  (d) Financial Statements. Receipt by the Administrative Agent of a copy of (i) the annual consolidated financial statements (including balance sheets, income statements and cash flow statements) of the Borrower and its Subsidiaries for fiscal years 2000 and 2001, audited by independent public accountants of recognized national standing, (ii) the consolidated balance sheet and income statement of the Borrower and its Subsidiaries for the fiscal quarter ended September 30, 2002, together with the related consolidated statement of income for such fiscal quarter and a year to date statement of cash flows and (iii) such other financial information regarding the Borrower as the Administrative Agent may reasonably request.

                  (e) Due Diligence. The Administrative Agent and the Lenders shall have completed all due diligence with respect to the Borrower and its Subsidiaries and the transactions contemplated by this Credit Agreement and the other Credit Documents, in scope and determination reasonably satisfactory to the Administrative Agent and the Lenders.

                  (f) Material Adverse Effect. Since December 31, 2001, there shall have been no development or event relating to or affecting the Borrower or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect and no Material Adverse Change in the facts and information regarding the Borrower and its Subsidiaries as represented to date.

                  (g) Absence of Market Disruption. There shall not have occurred a material adverse change in or material disruption of conditions in the financial, banking or capital markets which the Administrative Agent and the Arranger, in their sole discretion, deem material in connection with the syndication of the Credit Agreement.

                  (h) Litigation. There shall not exist any material order, decree, judgment, ruling or injunction or any material pending or threatened action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries.

                  (i) Consents. All necessary governmental, shareholder and third party consents and approvals, if any, with respect to this Credit Agreement and the Credit Documents and the transactions contemplated herein and therein have been received and no condition or Requirement of Law exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the transactions contemplated hereby and by the other Credit Documents.

                  (j) Officer's Certificates. Receipt by the Administrative Agent of a certificate or certificates executed by an Authorized Officer of the Borrower as of the Closing Date stating that (i) the Borrower and each of its Subsidiaries are in compliance in all material respects with all existing material financial obligations and all material Requirements of Law, (ii) there does not exist any material order, decree, judgment, ruling or injunction or any material pending or threatened action, suit, investigation or proceeding against the Borrower or any of its Subsidiaries, (iii) the financial statements and information delivered to the Administrative Agent on or before the Closing Date were prepared in good faith and in accordance with GAAP and (iv) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (A) the Borrower is Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (D) since December 31, 2001, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries that has had or could be reasonably expected to have a Material Adverse Effect and there exists no event, condition or state of facts that could result in or reasonably be expected to result in a Material Adverse Change and (E) the Borrower is in compliance with each of the financial covenants set forth in Section 7.2, as of September 30, 2002, as demonstrated in Covenant Compliance Worksheets attached to such certificate.

                  (k) Existing Credit Agreement. Receipt by the Administrative Agent of evidence that all amounts outstanding under the Existing Credit Agreement have been paid in full and the commitments thereunder terminated or that such payments will be made and commitments terminated simultaneously with the execution and delivery of the Credit Documents.

                  (l) Fees and Expenses. Unless waived by the Person entitled thereto, payment by the Borrower of all fees and expenses owed by them to the Administrative Agent, the Arranger and the Lenders on or before the Closing Date, including, without limitation, as set forth in the Fee Letter.

                  (m) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably requested by any Lender.

                                    SECTION 5

                     CONDITIONS TO ALL EXTENSIONS OF CREDIT

         5.1      Funding Requirements.
                  --------------------

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Revolving Loans and the L/C Issuer shall not be obligated to issue Letters of Credit unless:

                  (a) Notice. The Borrower shall have delivered (i) in the case of any new Revolving Loan, a Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1 and (ii) in the case of any Letter of Credit, a Letter of Credit Application, duly executed and completed, by the time specified in Section 2.2.

                  (b) Representations and Warranties. The representations and warranties made by the Borrower in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

                  (c) No Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect to such Credit Extension.

                  (d) Availability. Immediately after giving effect to such Credit Extension (and the application of the proceeds thereof), (i) the aggregate principal amount of outstanding Revolving Loans plus the aggregate principal amount of outstanding L/C Obligations shall not exceed the Revolving Committed Amount, (ii) with respect to each individual Lender, the sum of outstanding principal amount of Revolving Loans of such Lender and outstanding principal amount of L/C Obligations of such Lender shall not exceed such Lender's Pro Rata Share of the Revolving Committed Amount and (iii) the aggregate amount of L/C Obligations shall not exceed the Letter of Credit Sublimit.

The delivery of each Notice of Borrowing or a Letter of Credit Application shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c) and (d) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Credit Agreement and to induce the Lenders to extend the credit contemplated hereby, the Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

         6.1      Organization and Good Standing.
                  ------------------------------

         Each of the Borrower and its Subsidiaries (a) is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign entity authorized to do business in every other jurisdiction where the failure to so qualify would have a Material Adverse Effect and (c) has the requisite power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted.

         6.2      Due Authorization.
                  -----------------

         The Borrower (a) has the requisite power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents and to incur the obligations herein and therein provided for and (b) has been authorized by all necessary action to execute, deliver and perform this Credit Agreement and the other Credit Documents.

         6.3      No Conflicts.
                  ------------

         Neither the execution and delivery of this Credit Agreement and the other Credit Documents, nor the consummation of the transactions contemplated herein and therein, nor performance of and compliance with the terms and provisions hereof and thereof by the Borrower will (a) violate or conflict with any provision of its organizational documents, (b) violate, contravene or conflict with any law (including without limitation, the Public Utility Holding Company Act of 1935, as amended), regulation (including without limitation, Regulation U and Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, the violation of which would have or would be reasonably expected to have a Material Adverse Effect or (d) result in or require the creation of any Lien upon or with respect to its properties.

         6.4      Consents.
                  --------

         Other than the filing of annual short-term financing plans with the New Mexico Public Regulation Commission in the normal course of business, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or third party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents that has not been obtained or completed.

         6.5      Enforceable Obligations.
                  -----------------------

         This Credit Agreement and the other Credit Documents have been duly executed and delivered and constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as may be limited by Debtor Relief Laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.6      Financial Condition.
                  -------------------

         The financial statements delivered to the Lender pursuant to Section 4.1(d) and pursuant to Sections 7.1(a) and (b): (i) have been prepared in accordance with GAAP except that the quarterly financial statements are subject to year-end adjustments and have fewer footnotes than annual statements and (ii) present fairly the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. No opinion provided with respect to the Borrower's financial statements pursuant to
Section 7.1 (or as to any prior annual financial statements) has been withdrawn.

         6.7      No Material Change.
                  ------------------

                  (a) Since December 31, 2001, there has been no development or event relating to or affecting the Borrower which would have or would reasonably be expected to have a Material Adverse Effect.

                  (b) Since December 31, 2001, there has been no sale, transfer or other disposition by the Borrower of any material part of its business or property, and no purchase or other acquisition by the Borrower of any business or property (including the Capital Stock of any other Person) material in relation to the financial condition of the Borrower, in each case which is not (i) reflected in the most recent financial statements delivered to the Lender pursuant to Section 4.1(d) or 7.1 or in the notes thereto or (ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Lender.

         6.8      No Default.
                  ----------

         Neither the Borrower nor any of its Subsidiaries is in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound which default would have or would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default presently exists and is continuing.

         6.9      Litigation.
                  ----------

         There are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which would have or would reasonably be expected to have a Material Adverse Effect.

         6.10     Taxes.
                  -----

         Each of the Borrower and its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and has paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes which are not yet delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

         6.11     Compliance with Law.
                  -------------------

         Each of the Borrower and its Subsidiaries is in compliance with all laws, rules, regulations, orders and decrees applicable to it or to its properties, unless such failure to comply would not have or would not reasonably be expected to have a Material Adverse Effect.

         6.12     ERISA.
                  -----

         Except as would not result or reasonably be expected to result in a Material Adverse Effect:

                  (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the best knowledge of the Borrower, no event or condition has occurred or exists as a result of which any ERISA Event would be reasonably expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section

         302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) The actuarial present value of all "benefit liabilities" under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities, except as disclosed in the Borrower's financial statements.

                  (c) Neither the Borrower nor any ERISA Affiliate has incurred, or, to the best knowledge of the Borrower, is reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Borrower, reasonably expected to be in reorganization, insolvent, or terminated.

                  (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or would be reasonably likely to subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (e) The present value (determined using actuarial and other assumptions which are reasonable with respect to the benefits provided and the employees participating) of the liability of the Borrower and each ERISA Affiliate for post-retirement welfare benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), net of all assets under all such Plans allocable to such benefits, are reflected on the financial statements referenced in Section 7.1 in accordance with FASB 106.

                  (f) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

         6.13     Use of Proceeds; Margin Stock.
                  -----------------------------

         The proceeds of the Credit Extensions hereunder will be used solely for the purposes specified in Section 7.9. None of such proceeds will be used for the purpose of (a) (i) purchasing or carrying any Margin Stock or (ii) reducing or retiring any Indebtedness which was originally incurred to purchase or carry Margin Stock, or (iii) for any other purpose that might constitute this transaction a "purpose credit" within the meaning of Regulation U or (b) for the acquisition of another Person unless the board of directors (or other comparable governing body) or stockholders, as appropriate, of such Person has approved such acquisition.

         6.14     Government Regulation.
                  ---------------------

                  (a) The Borrower is not a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA"). The issuance of the Note by the Borrower and the Credit Extensions contemplated by this Credit Agreement are not subject to regulation under PUHCA or subject to regulation by the Securities and Exchange Commission

                  (b) The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or controlled by such a company.

         6.15     Solvency.
                  --------

         The Borrower is and, after the consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

         6.16     Disclosure.
                  ----------

         Neither this Credit Agreement nor any financial statements delivered to the Lender nor any other document, certificate or statement furnished to the Lender by or on behalf of the Borrower in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, taken as a whole, not misleading.

         6.17     Environmental Matters.
                  ---------------------

         Except as would not result or reasonably be expected to result in a Material Adverse Effect: (a) each of the properties of the Borrower and its Subsidiaries (the "Properties") and all operations at the Properties are in substantial compliance with all applicable Environmental Laws, (b) there is no undocumented or unreported violation of any Environmental Law with respect to the Properties or the businesses operated by the Borrower and its Subsidiaries (the "Businesses") that the Borrower is aware of, and (c) there are no conditions relating to the Businesses or Properties that have given rise to or would reasonably be expected to give rise to a liability under any applicable Environmental Laws.

         6.18     Material Leases.
                  ---------------

         Set forth on Schedule 6.18 hereto is a complete and accurate list of the Material Leases on the date hereof, showing the expiration date and annual rental cost thereof. The Borrower is entitled to exercise all of the rights of lessee purported to be granted to the Borrower under each such Material Lease.

         6.19     Material Lease Interest Payments and Discount Rate.
                  --------------------------------------------------

         Schedule 6.19 hereto, as most recently provided to the Administrative Agent, sets forth the same (a) amounts with respect to the interest portion of payments under the Material Leases and (b) discount rate used to calculate the net present value of all amounts payable under the Material Leases as have been most recently provided (or that the Borrower intends to provide shortly) to Moody's and S&P or as have otherwise been agreed to by the Required Lenders.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS
                              ---------------------

         The Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all Borrower Obligations:

                  7.1      Information Covenants.
                           ---------------------

         The Borrower will furnish, or cause to be furnished, to the Lenders:

                  (a) Annual Financial Statements. As soon as available, and in any event within 120 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of income and of cash flows for such fiscal year, setting forth in comparative form figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and, in each case, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Lender and whose opinion shall be furnished to the Lender, and shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified in any respect.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 60 days after the close of each fiscal quarter of the Borrower (other than the fourth fiscal quarter), a consolidated balance sheet and income statement of the Borrower and its Subsidiaries as of the end of such fiscal quarter, together with the related consolidated statement of income for such fiscal quarter and a year to date statement of cash flows, in each case setting forth in comparative form figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Lender, and, in each case, accompanied by a certificate of a Financial Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of such Person and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and except that the quarterly financial statements have fewer footnotes than annual statements.

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of a Financial Officer substantially in the form of
         Exhibit 7.1(c): (i) setting forth calculations demonstrating compliance by the Borrower with the financial covenants set forth in Section 7.2 as of the end of such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto.

                  (d) Reports. Notice of the filing by the Borrower of any Form 10-Q, Form 10-K or Form 8-K with the SEC promptly upon the filing thereof and copies of all financial statements, proxy statements, notices and reports as the Borrower shall send to its shareholders concurrently with the mailing of any such statements, notices or reports to its shareholders.

                  (e) Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Lender within ten days of
         (i) the occurrence of a Default or Event of Default, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (ii) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or any of its Subsidiaries which, if adversely determined, would have or would reasonably be expected to have a Material Adverse Effect, (B) one or more judgments, orders, or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $5,000,000 or more, in the aggregate or (C) the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any federal, state or local law, rule or regulation (including, without limitation, any Environmental
         Law), the violation of which would have or would reasonably be expected to have a Material Adverse Effect.

                  (f) ERISA. Upon the Borrower or any ERISA Affiliate obtaining knowledge thereof, the Borrower will give written notice to the Lender promptly (and in any event within ten days) of any of the following which would result in or reasonably would be expected to result in a Material Adverse Effect: (i) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or would be reasonably expected to lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower or any of its Subsidiaries or ERISA Affiliates is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) a change in the funding status of any Plan, in each case together with a description of any such event or condition or a copy of any such notice and a statement by an officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken with respect thereto. Promptly upon request, the Borrower shall furnish the Lender with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (g) Debt Ratings. Promptly upon any change in its Debt
         Ratings.

                  (h) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower as the Lender may reasonably request.

         7.2      Financial Covenants.
                  -------------------

                  (a) Debt Capitalization. At all times the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Capitalization shall be less than or equal to .65 to 1.0. For purposes of such calculation, the portion of Consolidated Indebtedness attributable to obligations under Material Leases shall be the net present value (using (i) the discount rate (A) set forth in Schedule 6.19, so long as Schedule 6.19 specifies the same relevant discount rate as is used in calculating such net present value provided to Moody's and S&P or (B) the discount rate used in calculating such net present value provided to Moody's and S&P or
         (ii) any such other rate as shall be proposed by the Borrower (and agreed upon by the Required Lenders) of all amounts payable under the Material Leases.

                  (b) Interest Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, for the twelve month period ending on such date, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense shall be greater than or equal to 3.0 to 1.0.

         7.3      Preservation of Existence and Franchises.
                  ----------------------------------------

                  (a) The Borrower will do (and will cause each of its Subsidiaries to do) all things necessary to preserve and keep in full force and effect its existence and rights, franchises and authority.

                  (b) The Borrower will maintain (and will cause each of its Subsidiaries to maintain) its properties in good condition and not waste or otherwise permit such properties to deteriorate, reasonable wear and tear excepted.

         7.4      Books and Records.
                  -----------------

         The Borrower will keep (and will cause each of its Subsidiaries to keep) complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

         7.5      Compliance with Law.
                  -------------------

         (a) The Borrower will comply (and will cause each of its Subsidiaries to comply) with all laws (including, without limitation, all Environmental Laws and ERISA laws), rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its properties, if the failure to comply would have or would reasonably be expected to have a Material Adverse Effect.

         (b) The Borrower will timely file with the New Mexico Public Regulation Commission such short-term financing plans (and obtain all appropriate approvals) as are necessary to ensure that the indebtedness incurred hereunder is permitted.

         7.6      Payment of Taxes and Other Indebtedness.
                  ---------------------------------------

         The Borrower will (and will cause each of its Subsidiaries to) pay, settle or discharge (a) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Credit Agreement); provided, however, that the Borrower and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would be reasonably expected to have a Material Adverse Effect.

         7.7      Insurance.
                  ---------

         The Borrower will (and will cause each of its Subsidiaries to) at all times maintain in full force and effect insurance (including worker's compensation insurance and general liability insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         7.8      Performance of Obligations.
                  --------------------------

         The Borrower will perform (and will cause each of its Subsidiaries to perform) in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.9      Use of Proceeds.
                  ---------------

         The proceeds of the Credit Extensions may be used solely (a) to repay amounts under the Existing Credit Agreement, (b) to pay fees and expenses required by the Credit Document, and (c) for general corporate purposes of the Borrower (including working capital and capital expenditures).

         7.10     Audits/Inspections.
                  ------------------

         Upon reasonable notice and during normal business hours, the Borrower will permit representatives appointed by the Lender, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect the Borrower's property, including its books and records, its accounts receivable and inventory, the Borrower's facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Lender or its representatives to investigate and verify the accuracy of information provided to the Lender and to discuss all such matters with the officers, employees and representatives of the Borrower; provided, that an officer or authorized agent of the Borrower shall be present during any such discussions between the officers, employees or representatives of the Borrower and the representatives of the Lender.


                                    SECTION 8

                               NEGATIVE COVENANTS
                               ------------------

         Unless otherwise approved in writing by the Required Lenders, the Borrower covenants and agrees that, until the termination of the Commitments, the termination or expiration of all Letters of Credit and the payment in full of all Borrower Obligations:

         8.1      Nature of Business.
                  ------------------

         The Borrower will not materially alter the character of its business from that conducted as of the Closing Date.

         8.2      Consolidation and Merger.
                  ------------------------

         The Borrower will not (a) enter into any transaction of merger or (b) consolidate, liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); provided that, so long as no Default or Event of Default shall exist or be caused thereby, a Person may be merged or consolidated with or into the Borrower so long as the Borrower shall be the continuing or surviving corporation.

         8.3      Sale or Lease of Assets.
                  -----------------------

         The Borrower will not (nor will it permit its Subsidiaries to) sell, lease, transfer or otherwise dispose of, any of its assets (including, without limitation, all or substantially all of its assets, whether in one transaction or a series of related transactions) except (a) sales of accounts receivable and energy services contract revenues in connection with the 3838 Securitization and other sales of accounts receivable and energy services contract revenues so long as such other sales are non-recourse to the Borrower and are otherwise on customary market terms; (b) sales of assets (excluding those permitted in clause
(a) hereof) for fair value, if the aggregate value of all such transactions in any calendar year, does not exceed 25% of the book value of Total Assets, as calculated as of the end of the most recent fiscal quarter; and (c) sale, lease, transfer or other disposition, at less than fair value, of any other assets, provided that the aggregate book value of such assets shall not exceed $10,000,000 in any calendar year.

         8.4      Affiliate Transactions.
                  ----------------------

         The Borrower will not enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an Affiliate.

         8.5      Liens.
                  -----

         The Borrower will not (and will not permit its Subsidiaries to) contract, create, incur, assume or permit to exist any Lien with respect to any of its property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, securing any Indebtedness other than the following: (a) Liens securing Borrower Obligations, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
(c) Liens in respect of property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable, which have been in existence less than 90 days or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof), (d) pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (j) any Lien created or arising over any property which is acquired, constructed or created by the Borrower or its Subsidiaries, but only if (i) such Lien secures only principal amounts (not exceeding the cost of such acquisition, construction or creation) raised for the purposes of such acquisition, construction or creation, together with any costs, expenses, interest and fees incurred in relation thereto or a guarantee given in respect thereof, (ii) such Lien is created or arises on or before 180 days after the completion of such acquisition, construction or creation, (iii) such Lien is confined solely to the property so acquired, constructed or created and any improvements thereto and (iv) the aggregate principal amount of all Indebtedness secured by such Liens shall not exceed $25,000,000 at any one time outstanding, (k) any Lien on Margin Stock, (l) the

FMB Indenture, but only to the extent of the Insured Series First Mortgage Bonds, and the "permitted encumbrances" under the FMB Indenture, (m) the assignment of, or Liens on, accounts receivable in connection with 3838 Securitization and the filing of related financing statements under the Uniform Commercial Code of the applicable jurisdictions, (n) the assignment of, or Liens on, demand, energy or wheeling revenues, or on capacity reservation or option fees, payable to the Borrower with respect to any wholesale electric service or transmission agreements, the assignment of, or Liens on, revenues from energy services contracts, and the assignment of, or Liens on, capacity reservation or option fees payable to the Borrower with respect to asset sales permitted herein, (o) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Liens referred to in the foregoing clauses (a) through (n), for amounts not exceeding the principal amount of the Indebtedness secured by the Lien so extended, renewed or replaced, provided that such extension, renewal or replacement Lien is limited to all or a part of the same property or assets that were covered by the Lien extended, renewed or replaced (plus improvements on such property or assets), (p) Liens on Property that is subject to a Material Lease that is classified as an operating lease as of the Closing Date but which is subsequently converted into a capital lease, and (q) Liens on Property, in addition to those otherwise permitted by clauses (a) through (p) above, securing, directly or indirectly, Indebtedness or obligations arising pursuant to other agreements entered into in the ordinary course of business which do not exceed, in the aggregate at any one time outstanding, $25,000,000.

         8.6      Accounting Changes.
                  ------------------

         The Borrower will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required by GAAP, or as permitted by GAAP, if the amounts involved are not material.


                                    SECTION 9

                                EVENTS OF DEFAULT
                                -----------------

         9.1      Events of Default.
                  -----------------

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

                  (a) Payment. The Borrower shall: (i) default in the payment when due of any principal of any of the Revolving Loans; or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith or therewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made.

                  (c) Covenants. The Borrower shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.3(a) (solely with respect to the existence of the Borrower), 7.9, 7.10 or 8.1 through 8.6, inclusive; or

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) of this Section 9.1) contained in this Credit Agreement or any other Credit Document and such default shall continue unremedied for a period of at least 10 days after the earlier of the Borrower becoming aware of such default or notice thereof given by the Lender.

                  (d) Credit Documents. Any Credit Document shall fail to be in force and effect or the Borrower shall so assert or any Credit Document shall fail to give the Lender the rights, powers, liens and privileges purported to be created thereby.

                  (e) Bankruptcy, etc. The occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Borrower or any of its Subsidiaries or for any substantial part of their property or ordering the winding up or liquidation of its affairs; or (ii) an involuntary case under any applicable Debtor Relief Law now or hereafter in effect is commenced against the Borrower or any of its Subsidiaries and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) the Borrower or any of its Subsidiaries shall commence a voluntary case under any applicable Debtor Relief Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors; or (iv) the Borrower or any of its Subsidiaries shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by any Person in furtherance of any of the aforesaid purposes.

                  (f)      Defaults under Other Agreements.

                           (i) The Borrower or any of its Subsidiaries shall
                  default in the due performance or observance (beyond the applicable grace period with respect thereto) of any material obligation or condition of any contract or lease to which it is a party, if such default would have or would reasonably be expected to have a Material Adverse Effect.

                           (ii) With respect to any Indebtedness of the Borrower
                  or any of its Subsidiaries (other than Indebtedness outstanding under this Credit Agreement) in excess of $20,000,000 in the aggregate (A) the Borrower or such Subsidiary shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance of any covenant or agreement relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause or permit the holder or the holders of such Indebtedness (or any trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) such Indebtedness to become due prior to its stated maturity; or (B) such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) such Indebtedness shall mature and remain unpaid.

                  (g) Judgments. Any judgment, order or decree involving a liability of $20,000,000 or more, or one or more judgments, orders, or decrees involving a liability of $40,000,000 or more, in the aggregate, shall be entered against the Borrower or any of its Subsidiaries and such judgments, orders or decrees shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of
         (i) the last day on which such judgment, order or decree becomes final and unappealable and, where applicable, with the status of a judicial lien or (ii) 60 days; provided that if such judgment, order or decree provides for periodic payments over time then the Borrower or such Subsidiary shall have a grace period of 30 days with respect to each such periodic payment.

                  (h) ERISA. The occurrence of any of the following events or conditions if any of the same would have or would be reasonably expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan which is, in the reasonable opinion of the Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan which is, in the reasonable opinion of the Lender, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; or (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which would be reasonably expected to subject the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

                  (i) Change of Control. There shall occur a Change of Control.

         9.2      Acceleration; Remedies.
                  ----------------------

         Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or, upon the request and direction of the Required Lenders, shall take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions terminated whereupon the Commitments and the obligation of the L/C Issuer to make L/C Credit Extensions shall be immediately terminated.

                  (b) Acceleration of Revolving Loans. Declare the unpaid principal of and any accrued interest in respect of all Revolving Loans, all L/C Obligations and any and all other Borrower Obligations of any and every kind owing by the Borrower to the Administrative Agent or the Lenders under the Credit Documents to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (c) Cash Collateral. Direct the Borrower to Cash Collateralize (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(e), it will immediately Cash Collateralize) L/C Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the then outstanding principal amount of L/C Obligations.

                  (d) Enforcement of Rights. To the extent permitted by Law enforce any and all rights and interests created and existing under applicable Law and under the Credit Documents, including, without limitation, all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(e) shall occur, then the Commitments and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate and all Revolving Loans, all L/C Obligations, all accrued interest in respect thereof, all accrued and unpaid fees and other Borrower Obligations owing to the Administrative Agent and the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Borrower.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by Law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      Allocation of Payments After Event of Default.
                  ---------------------------------------------

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuation of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) of the Administrative Agent, the L/C Issuer or any of the Lenders in connection with enforcing the rights of the Administrative Agent, the L/C Issuer and the Lenders under the Credit Documents, ratably among them in proportion to the amounts described in this clause "FIRST" payable to them;

                  SECOND, to payment of any fees owed to the Administrative Agent, the L/C Issuer or any Lender, ratably among them in proportion to the amounts described in this clause "SECOND" payable to them;

                  THIRD, to the payment of all accrued interest payable to the Lenders, and the L/C Issuer hereunder, ratably among them in proportion to the amounts described in this clause "THIRD" payable to them;

                  FOURTH, to the payment of the outstanding principal amount of the Revolving Loans and L/C Obligations, ratably among them in proportion to the amounts described in this clause "FOURTH" payable to them;

                  FIFTH, to the Administrative Agent, for the account of the L/C Issuer, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

                  SIXTH, to all other Borrower Obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above, ratably among the holders of such Borrower Obligations in proportion to the amounts described in this clause "SIXTH" payable to them; and

                  SEVENTH, the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause "FIFTH" above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Borrower Obligations, if any, in the order set forth above.

                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     Appointment and Authorization of Administrative Agent.
                  -----------------------------------------------------

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirement of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 10 with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 10 and in the definition of "Agent-Related Person" included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

         10.2     Delegation of Duties.
                  --------------------

         The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

         10.3     Liability of Administrative Agent.
                  ---------------------------------

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of the Borrower or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

         10.4     Reliance by Administrative Agent.
                  --------------------------------

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 4.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         10.5     Notice of Default.
                  -----------------

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of

Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Section 9; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6     Credit Decision; Disclosure of Information by the
                  -------------------------------------------------
                  Administrative Agent.
                  --------------------

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and their respective Subsidiaries, and all applicable bank or other regulatory Requirement of Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.7     Indemnification of Administrative Agent.
                  ---------------------------------------

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; it being understood and agreed that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Borrower Obligations and the resignation of the Administrative Agent.

         10.8     Administrative Agent in its Individual Capacity.
                  -----------------------------------------------

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or an Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Revolving Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity. The foregoing provisions of this Section 10.8 shall apply equally to Lenders and their Affiliates to the extent such Lenders are acting in their individual capacities and not in their capacities as Lenders hereunder.

         10.9     Successor Administrative Agent.
                  ------------------------------

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the retiring Administrative Agent, the retiring Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor Administrative Agent from among the Lenders. Upon the acceptance of its appointment as successor Administrative Agent hereunder, the Person acting as such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the retiring L/C Issuer and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor Administrative Agent and L/C Issuer and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Administrative Agent or L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and 11.6 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.

         10.10    Administrative Agent May File Proofs of Claim.
                  ---------------------------------------------

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Revolving Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Revolving Loans, L/C Obligations and all other Borrower Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and its respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.4 and 11.5) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.4 and 11.5.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Borrower Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

         10.11    Other Agents; Arrangers and Managers.
                  ------------------------------------

         None of the Lenders or other Persons identified on the facing page or signature pages of this Credit Agreement as a "syndication agent," "documentation agent," "co-agent," "book manager," "lead manager," "arranger," "lead arranger" or "co-arranger" shall have any right, power, obligation, liability, responsibility or duty under this Credit Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.


                                   SECTION 11

                                  MISCELLANEOUS

         11.1     Notices and Other Communications; Facsimile Copies.
                  --------------------------------------------------

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                           (i) if to the Borrower, the Administrative Agent or
                  the L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified for such Person on
                  Schedule 11.1 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

                           (ii) if to any other Lender, to the address,
                  facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Section 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Requirement of Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 7.1 and 7.2, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

                  (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         11.2     Right of Set-Off.
                  ----------------

         In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in
Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against obligations and liabilities of the Borrower to the Lenders hereunder, under the Revolving Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Borrower hereby agrees that any Person purchasing a participation in the Revolving Loans and Commitments hereunder pursuant to Sections 3.8 or 11.3(e) may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     Successors and Assigns.
                  ----------------------

                  (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section, or (iv) to an SPC in accordance with the provisions of subsection (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

                  (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined in subsection (g) of this Section) with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans or the Commitment assigned, (iii) any assignment of a Commitment must be approved by the Administrative Agent and the L/C Issuer (such approval not to be unreasonably withheld or delayed) unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection
         (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.9, 3.12, 3.13, 3.14, and 11.5(b) with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

                  (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.6 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.9, 3.12, 3.13 and 3.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section
         3.7 as though it were a Lender, provided such Participant agrees to be subject to Section 3.8 as though it were a Lender.

                  (e) A Participant shall not be entitled to receive any greater payment under Section 3.9, 3.12, 3.13 or 3.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.13 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.13(f) as though it were a Lender.

                  (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an "SPC") the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Credit Agreement (including its obligations under Sections 3.9, 3.12, 3.13 and 3.14), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Credit Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Credit Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the Laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may
         (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.

                  (i) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 11.3, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

                  (j) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Loans or fund risk participations pursuant to Section 2.2.

         11.4     No Waiver; Remedies Cumulative.
                  ------------------------------

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5     Attorney Costs, Expenses, Taxes and Indemnification by
                  ------------------------------------------------------
                  Borrower.
                  --------

                  (a) The Borrower agrees (i) to pay or reimburse the Administrative Agent and the Arranger for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Credit Agreement and the other Credit Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable fees and expenses of legal counsel, and (ii) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Credit Agreement or the other Credit Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Borrower Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all reasonable fees and expenses of legal counsel. The foregoing costs and expenses shall include all search, filing, recording, and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the Arranger and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Arranger or any Lender. Other than costs and expenses payable in connection with the closing of the transactions contemplated by this Credit Agreement pursuant to Section 11.5(a) (which shall be payable on the Closing Date unless otherwise agreed by the Administrative Agent and the Arranger), all amounts due under this Section 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all other Borrower Obligations.

                  (b) Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including the reasonable fees and expenses of legal counsel) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Credit Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or alleged presence or release of Hazardous Substances on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary of the Borrower, or any Environmental Claim related in any way to the Borrower or any Subsidiary of the Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Credit Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 11.5 shall be payable within ten Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Borrower Obligations.

         11.6     Amendments, Waivers and Consents.
                  --------------------------------

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Borrower; provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender directly affected thereby:

                  (a) extend the Maturity Date;

                  (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates on the Revolving Loans or fees hereunder;

                  (c) reduce or waive the principal amount of any Revolving Loan or extend the time of payment thereof;

                  (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default or a waiver of any mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                  (e) release the Borrower from its obligations or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents;

                  (f) amend, modify or waive any provision of this Section 11.6 or Sections 3.7, 3.8, 9.1(a), 11.2, 11.3 or 11.5; or

                  (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders.

         Notwithstanding the above, (i) no provision of Section 3.4(d) or
Section 10 may be amended or modified without the consent of the Administrative Agent, (ii) no provision of this Credit Agreement or any other Credit Document that addresses the rights or obligations of the Administrative Agent may be amend or modified without prior written consent of the Administrative Agent and
(iii) no provision of Section 2.2 and no other provision of this Credit Agreement or any other Credit Document that addresses the rights or obligations of the L/C Issuer may be amended or modified without the prior written consent of the L/C Issuer.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then, notwithstanding the provisions of this Section 11.6, it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Borrower Obligations, and each Lender acknowledges that the provisions of
Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (B) the Required Lenders may consent to allow a Borrower to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     Counterparts.
                  ------------

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.

         11.8     Headings.
                  --------

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     Survival of Indemnification and Representations and
                  ---------------------------------------------------
                  Warranties.
                  ----------

                  (a) Survival of Indemnification. All indemnities set forth herein shall survive the execution and delivery of this Credit Agreement, the making of any Credit Extension and the repayment of the Revolving Loans and other Borrower Obligations and the termination of the Commitments hereunder.

                  (b) Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Borrower Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         11.10    Governing Law; Service.
                  ----------------------

                  THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES). The Borrower irrevocably consents to the service of process in any action or proceeding with respect to this Credit Agreement or any other Credit Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective ten days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by Law.

         11.11    Waiver of Jury Trial; Waiver of Consequential Damages.
                  -----------------------------------------------------

         EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. Each of the parties to this Credit Agreement agrees not to assert any claim against any other party hereto, Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein and in the other Credit Documents.

         11.12    Severability.
                  ------------

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.13    Further Assurances.
                  ------------------

         The Borrower agrees, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

         11.14    Confidentiality.
                  ---------------

         Each Lender agrees that it will use reasonable efforts to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Law or judicial process, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any Affiliate of a Lender, (e) any other Lender, or any assignee, transferee or Participant, or any potential assignee, transferee or Participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of such information or (f) any other Person in connection with (i) any litigation to which any one or more of the Lenders is a party if required by a court of Law of competent jurisdiction or (ii) any proceeding to enforce such Lender's rights hereunder, under any other Credit Document or under any Hedging Agreement. No Lender shall have any obligation under this Section 11.14 to the extent any such information becomes available on a non-confidential basis from a source other than a Borrower or that any information becomes publicly available other than by a breach of this Section
11.14 by any Lender or representative thereof.

         11.15    Entirety.
                  --------

         This Credit Agreement together with the other Credit Documents, the Fee Letter and any confidentiality agreements between the Borrower and any Lender represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.16    Binding Effect; Continuing Agreement.
                  ------------------------------------

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Revolving Loans, interest, fees and other Borrower Obligations have been paid in full and all Letters of Credit and Commitments have been terminated. Upon termination, the Borrower shall have no further obligations (other than the indemnification provisions and other provisions that by their terms survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Borrower Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Borrower Obligations.

         11.17    Regulatory Statement.
                  --------------------

         Pursuant to the terms of an order issued by the New Mexico Public Regulation Commission, the Borrower is required to include the following separateness covenants in any debt instrument:

         (a) The Borrower and its corporate parent, PNM Resources, Inc. ("Parent") are being operated as separate corporate and legal entities. In agreeing to make loans to Parent, Parent's lenders are relying solely on the creditworthiness of Parent based on the assets owned by Parent, and the repayment of the loan will be made solely from the assets of Parent and not from any assets of the Borrower; and the Parent's lenders will not take any steps for the purpose of procuring the appointment of an administrative receiver or the making of an administrative order for instituting any bankruptcy, reorganization, insolvency, wind up or liquidation or any like proceeding under applicable law in respect of the Borrower.

         (b) Notwithstanding any of the foregoing set forth in this Section 11.17, the Borrower and the Lenders hereby acknowledge and agree that (i) this Credit Agreement and the Revolving Notes evidence Indebtedness of the Borrower and not of the Parent, (ii) the Lenders are not, and shall not at any time be deemed to be, "Parent's lenders" under this Credit Agreement and the Revolving Notes and the foregoing covenants are therefore wholly inapplicable and ineffective under the terms of this Credit Agreement and the Revolving Notes,
(iii) as set forth in this Credit Agreement and the Revolving Notes, the Borrower is responsible for the repayment of all amounts outstanding hereunder,
(iv) the Lenders reserve all rights to pursue any and all remedies available at law and otherwise (including, without limitation, in bankruptcy) should the Borrower breach any of the its obligations under this Credit Agreement and/or the Revolving Notes.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:
--------

                            PUBLIC SERVICE COMPANY OF NEW MEXICO,
                            a New Mexico corporation


                            By:      /s/ T. R. Horn
                               -----------------------------------------------
                            Name:    T. R. Horn
                                 ---------------------------------------------
                            Title:   Vice President and Treasurer
                                  --------------------------------------------




LENDERS:
-------

                             BANK OF AMERICA, N.A.,
                             individually in its capacity as a Lender and in its capacity as Administrative Agent and L/C Issuer


                             By:      /s/ Michelle A. Schoenfeld
                                ----------------------------------------------
                             Name:    Michelle A. Schoenfeld
                                  --------------------------------------------
                             Title:   Principal
                                   -------------------------------------------

                                 SCHEDULE 1.1(a)

                                 PRO RATA SHARES
                                 ---------------

-------------------------------------------- ---------------- ---------------
                Lender                          Commitment    Pro Rata Share
-------------------------------------------- ---------------- ---------------

Bank of America, N.A                          $25,000,000.00  12.8205128205%
-------------------------------------------- ---------------- ---------------
Fleet National Bank                            25,000,000.00  12.8205128205%
-------------------------------------------- ---------------- ---------------
Wachovia Bank, National Association            25,000,000.00  12.8205128205%
-------------------------------------------- ---------------- ---------------
Bank of Albuquerque, N.A.                      20,000,000.00  10.2564102564%
-------------------------------------------- ---------------- ---------------
Wells Fargo Bank, National Association         20,000,000.00  10.2564102564%
-------------------------------------------- ---------------- ---------------
JPMorgan Chase Bank                            15,000,000.00   7.6923076923%
-------------------------------------------- ---------------- ---------------
Citibank NA                                    15,000,000.00   7.6923076923%
-------------------------------------------- ---------------- ---------------
Bank of the West                               15,000,000.00   7.6923076923%
-------------------------------------------- ---------------- ---------------
Compass Bank                                   15,000,000.00   7.6923076923%
-------------------------------------------- ---------------- ---------------
Mellon Bank, N.A.                              10,000,000.00   5.1282051282%
-------------------------------------------- ---------------- ---------------
Morgan Stanley Bank                            10,000,000.00   5.1282051282%
-------------------------------------------- ---------------- ---------------
                                     Total:  $195,000,000.00       100%
-------------------------------------------- ---------------- ---------------

                                 SCHEDULE 1.1(c)

                           EXISTING LETTERS OF CREDIT
                           --------------------------

ISSUER: JP Morgan Chase Bank


$3,000,000.0      Expiration Date: January 4, 2003   L/C No. P-360138
---------------------------------------------------------------------

Beneficiary:      The California Power Exchange Corporation
                  200 South Los Robles Ste 400
                  Pasadena, California 91011-2482

$500,000.00       Expiration Date: March 11, 2003    L/C No. P-227635
---------------------------------------------------------------------

Beneficiary:      California Independent System Operator Corporation
                  Blue Raven Road
                  Folsom, California 95630

                                  SCHEDULE 6.18

                                 MATERIAL LEASES
                                 ---------------
                                     Page 1


         Description                                               Expiration         Annual Rent
         -----------                                               ----------         -----------

Palo Verde Unit 1

Facility Lease dated as of  December 16, 1985 between              1/15/2015       $  5,580,122.54
PNM and State Street Bank and Trust Company,( as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of  December 16, 1985, with MFS
Leasing Corp. as Owner Participant, as amended.

Facility Lease dated as of  December 16, 1985 between              1/15/2015       $ 15,693,862.76
PNM and State Street Bank and Trust Company, (as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of  December 16, 1985, with Daimler
Chrysler Services North America LLC (as successor to Chrysler
Financial Corporation), as Owner Participant, as amended.

Facility Lease dated as of  December 15, 1986 between              1/15/2015       $  4,757,769.00
PNM and State Street Bank and Trust Company, (as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of  December 15, 1986, with Palo
Verde 1- PNM [December 75] Corporation (successor-in-interest to  Chase Manhattan Realty Leasing Corporation), as Owner
Participant (Unit 1), as amended.

Facility Lease dated as of July 31, 1986 between                   1/15/2015       $  6,974,313.00
PNM and State Street Bank and Trust Company, (as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of July 31, 1986, with Palo
Verde 1- PNM [August 50] Corporation (successor-in-interest
to  Chase Manhattan Realty Leasing Corporation), as Owner
Participant  (Unit 1), as amended.


Total - Unit 1                                                                     $ 33,006.067.10


                                  SCHEDULE 6.18
                                 MATERIAL LEASES
                                 ---------------
                                     Page 2

         Description                                                  Expiration         Annual Rent
         -----------                                                  ----------         -----------

Palo Verde Unit 2

Facility Lease dated as of August  12, 1986 between                    1/15/2016      $  5,742,060.00
PNM and State Street Bank and Trust Company,( as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of  August 12, 1986, with MFS
Leasing Corp. as Owner Participant, as amended.

Facility Lease dated as of August 12,  1986 between                    1/15/2016      $  9,958,478.04
PNM and State Street Bank and Trust Company, (as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with CGI
Capital, Inc., as Owner Participant, as amended.

Facility Lease dated as of August 12, 1986 between                     1/15/2016      $  9,569,653.00
PNM and State Street Bank and Trust Company, (as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with Palo Verde
Leasing Corporation (successor-in-interest to First Chicago Lease
Holdings, Inc.) as Owner Participant, as amended.

Facility Lease dated as of August 12, 1986 between                     1/15/2016      $  4,743,012.00
PNM and State Street Bank and Trust Company, (as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of August 12, 1986, with  MFS
(successor-in-interest to Beneficial Leasing Group, Inc.),
as Owner Participant, as amended.

Facility Lease dated as of December 15, 1986 between                   1/15/2016      $  3,272,560.40
PNM and State Street Bank and Trust Company, (as successor
to The First National Bank of Boston), as Owner Trustee under a Trust Agreement dated as of December 15, 1986, with Palo
Verde 2- PNM [December 35] Corporation (successor-in-interest to  Chase Manhattan Realty Leasing Corporation), as Owner
Participant  (Unit 2), as amended.


Total - Unit 2                                                                        $ 33,285.763.44

                                  SCHEDULE 6.18
                                 MATERIAL LEASES
                                 ---------------
                                     Page 3


         Description                                       Expiration            Annual Rent
         -----------                                       ----------            -----------

Eastern Interconnection Project (EIP)

Amended and Restated Lease dated as of September 1,         4/1/2015          $  4,009,766.52*
1993, between PNM as Lessee, and  State Street Bank                           $  4,487,119.64
and Trust Company,( as successor to The First National
Bank of Boston), as Owner Trustee under a Trust
Agreement dated as of January 2, 1985, with DCC
Project Finance Two, Inc., as Lessor.

Amended and Restated Lease dated as of September 1,         4/1/2015          $  2,675,739.30*
1993, between PNM as Lessee, and  State Street Bank                           $  2,844,913.50
and Trust Company,( as successor to The First National
Bank of Boston), as Owner Trustee under a Trust
Agreement dated as of January 2, 1985, with General
Foods Credit Corporation, as Lessor.

Total EIP                                                                     $ 6, 685,505.82*
                                                                              $  7,332,033.14

                                                                                  * 1994 Only


                                  SCHEDULE 6.19

               MATERIAL LEASE INTEREST PAYMENTS AND DISCOUNT RATE

                                  Schedule 11.1

                                     Notices
                                     -------

PUBLIC SERVICE COMPANY OF NEW MEXICO:

Public Service Company of New Mexico
414 Silver Avenue, MS 2702
Albuquerque, NM 87102
Attention:  Kirk Meyer
Telephone:  505-241-4529
Facsimile:  505-241-2369
Electronic Mail:  kmeyer@pnm.com

ADMINISTRATIVE AGENT:

Administrative Agent's Office
-----------------------------
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
Bank of America Plaza
901 Main St., 14th Floor
Mail Code:  TX1-492-14-14
Dallas, TX 75202-3714
Attention:  Charlotte A. Conn
Telephone: 214.209.3606
Facsimile: 214.290.9653
Electronic Mail:  charlotte.a.conn@bankofamerica.com
Account No.:  1292000883
Ref:  Public Service Co of New Mexico
ABA# 111000012


Other Notices as Administrative Agent:
-------------------------------------
Bank of America, N.A.
Agency Management
Bank of America Plaza
901 Main St., 14th Floor
Mail Code:  TX1-492-14-11
Dallas, TX 75202-3714
Attention:  Ramon Garcia
Telephone: 214.209.4126
Facsimile: 214.290.9520
Electronic Mail:  ramon.garcia@bankofamerica.com

L/C ISSUER:

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA 90017-1466
Attention:        Sandra Leon
                  Vice President
Telephone:  213.345.5231
Facsimile:  213.345.6694
Electronic Mail:  Sandra.Leon@bankofamerica.com


LENDERS:

Bank of America, N.A.
Bank of America Corporate Center
100 N. Tryon Street, 16th Floor
Charlotte, NC  28255
Attn:  Michelle A. Schoenfeld
Telephone:  704.386.1432
Facsimile:  704.386.1319
Electronic Mail:  michelle.a.schoenfeld@bankofamerica.com

Bank of Albuquerque, N.A.
201 Third Street NW, Suite 1400
Albuquerque, NM  87102
Attn:  Richard W. Burdick
Telephone:  505.222.8441
Facsimile:  505.222.8481
Electronic Mail:  rburdick@bokf.com


Mellon Bank, N.A.
One Mellon Center
Room 151-4530
Pittsburgh, PA  15258
Attn:  Mark W. Rogers
Telephone:  412-234-1888
Facsimile:  412-236-1840
Electronic Mail:  rogers.mw@mellon.com

Morgan Stanley Bank
750 Seventh Avenue, 11th Floor
New York, NY  10020
Attn:  Joseph DiTomaso
Telephone:  212-537-1470
Facsimile:  212-537-1867/1866
Electronic Mail:  Joseph.DiTomaso@morganstanley.com


Compass Bank
2444 Louisiana Blvd., NE
Suite 200
Albuquerque, NM  87110
Attn:  Abran C. Villegas
Telephone:  505-888-9038
Facsimile:  505-888-9176
Electronic Mail:  abran.villegas@compassbnk.com


Citibank NA
388 Greenwich Street, 23rd Floor
New York, NY  10013
Attn:  Stuart Glen
Telephone:  212-816-8553
Facsimile:  TBD
Electronic Mail:  Stuart.j.glen@citigroup.com


Fleet National Bank
Energy/Utilities, MA, DE 10009H
100 Federal Street
Boston, MA  02110
Attn:  Stephen Hoffman
Telephone:  617-434-6520
Facsimile:  617-434-3652
Electronic Mail:  stephen_j_hoffman@fleet.com
                  ---------------------------


Bank of the West
500 Marquette NW, 14th Floor
Albuquerque, NM  87102
Attn:  J. Chesley Steel
Telephone:  505-843-9180
Facsimile:  505-843-9164
Electronic Mail:  csteel@bankofthewest.com

Wells Fargo Bank, N.A.
200 Lomas Blvd. NW
MAC Q2129-013
Albuquerque, NM  87102
Attn:  Richard A. Zeigner
Telephone:  505-766-6239
Facsimile:  505-247-4639
Electronic Mail:  ziegnerr@wellsfargo.com


Wachovia Bank, National Association
301 S. College Street
Charlotte, NC  28288
Attn:  Joe Dancy
Telephone:  704-383-4748
Facsimile:  704-374-2570
Electronic Mail:  Joe.dancy@wachovia.com


JPMorgan Chase Bank
270 Park Avenue, 4th Floor
New York, NY  10017
Attn:  Thomas Hou
Telephone:  212-270-6072
Facsimile:  212-270-3089
Electronic Mail:  Thomas.Hou@jpmorgan.com

                                 EXHIBIT 2.1(b)



                                     FORM OF
                               NOTICE OF BORROWING
                               -------------------


TO:           BANK OF AMERICA, N.A., as Administrative Agent

RE: Credit Agreement dated as of December 19, 2002 among Public Service Company of New Mexico (the "Borrower"), Bank of America, N.A., as Administrative Agent, and the Lenders identified therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:         _____________, ______


1. This Notice of Borrowing is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting Revolving Loans on the terms set forth below:

                  (a)      Principal amount of requested
                           Revolving Loans                $___________________

                  (b)      Date of requested Revolving
                           Loans                           ___________________

                  (c)      Interest rate applicable to the
                           requested Revolving Loans:

                           (i)      ________Base Rate

                           (ii)     ________Adjusted Eurodollar Rate for an
                                            Interest Period of:

                                                     ________ one month
                                                     ________ two months
                                                     ________ three months
                                                     ________ six months

3. Subsequent to the funding of the requested Revolving Loan, the aggregate amount of Revolving Loans outstanding plus the aggregate amount of L/C Obligations outstanding will be $________________ which is less than or equal the Revolving Committed Amount.

4. The representations and warranties made by the Borrower in any Credit Document are true and correct in all material respects at and as if made on the date of the requested Revolving Loans except to the extent they expressly relate to an earlier date.

5. No Default or Event of Default exists or shall be continuing either prior to or after giving effect to the Revolving Loans made pursuant to this Notice of Borrowing.


                                       PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                       a New Mexico corporation


                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                                 Exhibit 2.1(e)



                                     FORM OF
                                 REVOLVING NOTE
                                 --------------


Lender:  ______________                                    _____________, 2002


         FOR VALUE RECEIVED, PUBLIC SERVICE COMPANY OF NEW MEXICO, a New Mexico corporation (the "Borrower"), hereby promises to pay to the order of the Lender referenced above (the "Lender"), at the Administrative Agent's Office set forth in that certain Credit Agreement dated as of December 19, 2002 (as amended, modified, extended or restated from time to time, the "Credit Agreement") among the Borrower, the Lenders party thereto (including the Lender) and Bank of America, N.A., as Administrative Agent (the "Administrative Agent") (or at such other place or places as the holder of this Revolving Note may designate), the aggregate unpaid principal amount of the Revolving Loans made by the Lender to the Borrower under the Credit Agreement, in lawful money and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender, at such office, in like money and funds, for the period commencing on the date of each Revolving Loan until each Revolving Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Credit Agreement and evidences Revolving Loans made by the Lender thereunder. Capitalized terms used in this Revolving Note have the respective meanings assigned to them in the Credit Agreement and the terms and conditions of the Credit Agreement are expressly incorporated herein and made a part hereof.

         The Credit Agreement provides for the acceleration of the maturity of the Revolving Loans evidenced by this Revolving Note upon the occurrence of certain events (and for payment of collection costs in connection therewith) and for prepayments of Revolving Loans upon the terms and conditions specified therein. In the event this Revolving Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorney fees.

         The date, amount, type, interest rate and duration of Interest Period (if applicable) of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or under this Revolving Note in respect of the Revolving Loans to be evidenced by this Revolving Note, and each such recordation or endorsement shall be prima facie evidence of such information, absent manifest error.

         Except as permitted by Section 11.3(b) of the Credit Agreement, this Revolving Note may not be assigned by the Lender to any other Person.

   THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
                       THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Borrower has caused this Revolving Note to be executed as of the date first above written.


                                          PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                          a New Mexico corporation


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                   EXHIBIT 2.3

                    FORM OF NOTICE OF CONTINUATION/CONVERSION
                    -----------------------------------------

TO:         BANK OF AMERICA, N.A., as Administrative Agent

RE: Credit Agreement dated as of December 19, 2002 among Public Service Company of New Mexico (the "Borrower"), Bank of America, N.A., as Administrative Agent, and the Lenders named therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:       _____________, 200_

--------------------------------------------------------------------------------

1. This Notice of Continuation/Conversion is made pursuant to the terms of the Credit Agreement. All capitalized terms used herein unless otherwise defined shall have the meanings set forth in the Credit Agreement.

2. Please be advised that the Borrower is requesting that a portion of the current outstanding Revolving Loans in the amount of $ currently accruing interest at be extended or converted as of _____________, 200__ at the interest rate option set forth in paragraph 3 below.

3. The interest rate option applicable to the extension or conversion of all or part of the existing Revolving Loans (as set forth above) shall be:

         a. ________ the Base Rate

         b. ________ the Adjusted Eurodollar Rate for an Interest Period of:

                                    ________ one month
                                    ________ two months
                                    ________ three months
                                    ________ six months

4. As of the date hereof, no Default or Event of Default has occurred and is continuing.


                                          PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                          a New Mexico corporation


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                 EXHIBIT 7.1(c)


                                     FORM OF
                             COMPLIANCE CERTIFICATE
                             ----------------------



TO:           BANK OF AMERICA, N.A., as Administrative Agent

RE: Credit Agreement dated as of December 19, 2002 among Public Service Company of New Mexico (the "Borrower"), Bank of America, N.A. as Administrative Agent, and the Lenders named therein (as the same may be amended, modified, extended or restated from time to time, the "Credit Agreement")

DATE:         _____________, 200__

________________________________________________________________________________


         Pursuant to the terms of the Credit Agreement, I, ______________, Chief Financial Officer of Public Service Company of New Mexico, hereby certify on behalf of the Borrower that, as of the quarter ending ________, 200__, the statements below are accurate and complete in all respects (all capitalized terms used below shall have the meanings set forth in the Credit Agreement):

                  a. Attached hereto as Schedule 1 are calculations (calculated as of the date of the financial statements referred to in paragraph c. below) demonstrating compliance by the Borrower with the financial covenants contained in Section 7.2 of the Credit Agreement.

                  b. No Default or Event of Default exists under the Credit Agreement, except as indicated on a separate page attached hereto, together with an explanation of the action taken or proposed to be taken by the Borrower with respect thereto.

                  c. The quarterly/annual financial statements for the fiscal quarter/year ended __________, 200__ which accompany this certificate fairly present in all material respects the financial condition of the Borrower and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and except that the quarterly financial statements have fewer footnotes than annual statements.

                                          PUBLIC SERVICE COMPANY OF NEW MEXICO,
                                          a New Mexico corporation


                                          By:
                                             ---------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE
                      ------------------------------------



         A.       Compliance with Section 7.2(a):
                  Debt to Capitalization
                  ----------------------

                  1. Consolidated Indebtedness*                   $___________

                  2. Consolidated Capitalization*                 $___________
                  3. Debt to Capitalization Ratio
                           (Line 1 / Line 2)                       _____:_____

                  Maximum Allowed:  Line A.3 shall be less than
                             or equal to 0.65 to 1.0

         B.       Compliance with Section 7.2(b):
                  Interest Coverage Ratio
                  -----------------------

                  1.       Consolidated EBITDA
                           (See Exhibit A attached hereto)        $___________

                  2.       Consolidated Interest Expense          $___________
                  3.       Interest Coverage Ratio
                           (Line 1 / Line 2)                       _____:_____

                  Minimum Required: Line B.3 shall be greater than
                                    or equal to 3.00 to 1.0



__________________
* For purposes of such calculation, the portion of Consolidated Indebtedness attributable to obligations under Material Leases shall be the net present value (using (i) the discount rate (A) set forth in Schedule 6.19 of the Credit Agreement, so long as such Schedule 6.19 specifies the same relevant discount rate as is used in calculating such net present value provided to Moody's and S&P or (B) the discount rate used in calculating such net present value provided to Moody's and S&P or (ii) any such other rate as shall be proposed by the Borrower (and agreed upon by the Required Lenders) of all amounts payable under the Material Leases.

                                    Exhibit A
                                  to Schedule 1
                                to Exhibit 7.2(a)


                 Calculation Schedule to Compliance Certificate
                            As of __________________


------------------------ ---------- --------- ---------- ---------- ----------
                           Twelve
                           Months    Quarter   Quarter     Quarter   Quarter
Consolidated EBITDA        Ended      Ended     Ended       Ended     Ended
                          --------  --------   --------   --------   --------
------------------------ ---------- --------- ---------- ---------- ----------
Consolidated Net Income
------------------------ ---------- --------- ---------- ---------- ----------
+ Extraordinary Losses
------------------------ ---------- --------- ---------- ---------- ----------
- Extraordinary Gains
------------------------ ---------- --------- ---------- ---------- ----------
+ Consolidated Interest
  Expense
------------------------ ---------- --------- ---------- ---------- ----------
+ Taxes
------------------------ ---------- --------- ---------- ---------- ----------
+ Depreciation
------------------------ ---------- --------- ---------- ---------- ----------
+ Amortization
------------------------ ---------- --------- ---------- ---------- ----------
+ Other Non-Cash Losses
------------------------ ---------- --------- ---------- ---------- ----------
- Other Non-Cash Gains
------------------------ ---------- --------- ---------- ---------- ----------
= Consolidated EBITDA
------------------------ ---------- --------- ---------- ---------- ----------

                                 Exhibit 11.3(b)



                                     FORM OF
                            ASSIGNMENT AND ASSUMPTION
                            -------------------------

         This Assignment and Assumption (the "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between ______________ (the "Assignor") and _______________________ (the
"Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Schedule 1 attached hereto (the "Standard Terms and Conditions") are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor's rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit, guarantees, and swingline loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.       Assignor:                   ______________________________

2.       Assignee:                   ______________________________
                                     and is an Affiliate/Approved Fund
                                     of _________________

3.                                   Borrower: Public Service Company of
                                     New Mexico

4.       Administrative Agent:       Bank of America, N.A. as the Administrative
                                     Agent under the Credit Agreement

5. Credit Agreement: Credit Agreement dated as of December 19, 2002 among Public Service Company of New
                                     Mexico, as Borrower, the Lenders
                                     party thereto and Bank of America,
                                     N.A., as Administrative Agent for
                                     the Lenders

6.                                   Assigned Interest:

   ------------------------ -------------------------- ----------------------
      Aggregate Amount of   Amount of Commitment/Loans Percentage Assigned of
   Commitment/Loans for all          Assigned             Commitment/Loans
            Lenders
   ------------------------ -------------------------- ----------------------
   $                        $                                    %
   ------------------------ -------------------------- ----------------------

7. After giving effect to the foregoing assignment, the Assignor and the Assignee shall have the following Commitments, Pro Rata Shares, outstanding Loans and Participation Interests:

----------- ------------ -------------- ----------------- -------------------
            Commitments  Pro Rata Share   Outstanding       Participation
                                           Revolving         Interests in
                                             Loans        Letters of Credit
----------- ------------ -------------- ----------------- -------------------
Assignor
----------- ------------ -------------- ----------------- -------------------
Assignee
----------- ------------ -------------- ----------------- -------------------

8.      Trade Date: ______________

Effective Date:   _____________ ___, 200__

The terms set forth in this Assignment and Assumption are hereby agreed to:

                                    ASSIGNOR
                                    --------

                                    [NAME OF ASSIGNOR]

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    ASSIGNEE
                                    --------

                                    [NAME OF ASSIGNEE]

                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


Consented to and Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent and L/C Issuer

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

Consented to:

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                    Schedule1

                            TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

         1.       Representations and Warranties.

                  1.1 Assignor. The Assignor (a) represents and warrants that
         (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and
         (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

                  1.2. Assignee. The Assignee (a) represents and warrants that
         (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a foreign lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and
         (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

         2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

         3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.